EXHIBIT 10.1

OFFICE LEASE

KILROY REALTY

INNOVATION CORPORATE CENTER

KILROY REALTY, L.P.

a Delaware limited partnership,

as Landlord,

and

ST BERNARD SOFTWARE, INC.,

a Delaware corporation,

as Tenant.

(i)

(ii)

INNOVATION CORPORATE CENTER

OFFICE LEASE

This Office Lease (the "Lease"), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the "Summary"), below, is made by and between KILROY REALTY, L.P., a Delaware limited partnership ("Landlord"), and ST. BERNARD SOFTWARE, INC., a Delaware corporation ("Tenant").

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE	DESCRIPTION

1. Date of Lease:	July 30, 2010

2. Premises:

2.1 Building:	That certain two (2)-story office building located and addressed at 15333 Avenue of Science, San Diego, California 92128 (the "Building").

2.2 Premises:
Approximately 28,633 rentable (25,197 usable) square feet of space located on the first (1st) floor of the Building and commonly known as Suite 100, as further set forth on Exhibit A attached to the Office Lease.

2.3 Project:	The Building is part of an office project known as "Innovation Corporate Center," as further set forth in Section 1.1.2 of this Lease.

3. Lease Term (Article 2):

3.1 Length of Term:	Five (5) years and Five (5) months.

3.2 Lease Commencement Date:	January 1, 2011.

3.3 Lease Expiration Date:	May 31, 2016.

4. Base Rent (Article 3):

Lease Year	Annual Base Rent*	Monthly Installment of Base Rent*	Approximate Monthly Rental Rate per Rentable Square Foot*
January 1, 2011 - December 31, 2011**	$635,652.60	$52,971.05	$1.850
January 1, 2012 - December 31, 2012**	$654,722.16	$54,560.18	$1.905
January 1, 2013 - December 31, 2013	$674,363.88	$56,196.99	$1.963
January 1, 2014 - December 31, 2014	$694,594.80	$57,882.90	$2.022
January 1, 2015 - December 31, 2015	$715,432.56	$59,619.38	$2.082
January 1, 2016 - May 31, 2016	$736,895.52	$61,407.96	$2.145

*
The initial Annual Base Rent (and Monthly Installment of Base Rent) was calculated by (A) multiplying the initial Monthly Rental Rate per Rentable Square Foot by the number of rentable square feet of space in the Premises, and (B) increasing such amount by the "Additional Monthly Base Rent," if any, as that term is set forth inSection 1.2 of the Work Letter.  In all subsequent Lease Years, the calculation of Annual Base Rent (and Monthly Installment of Base Rent) reflects an annual increase of three percent (3%).

**	Subject to phase-in and/or abatement, pursuant toSections 3.2 and 3.3, below.

5. Base Year (Article 4):	2011

6. Tenant's Share (Article 4):	36.2994%.

7. Permitted Use (Article 5):
Tenant may use the Premises for general office use, software engineering, and any other use permitted under applicable zoning and other laws (the "Permitted Use"); provided, however, that notwithstanding anything to the contrary set forth hereinabove, and as more particularly set forth in the Lease, Tenant shall be responsible for operating and maintaining the Premises pursuant to, and in no event may Tenant's Permitted Use violate, (A) Landlord's "Rules and Regulations," as that term is set forth in Section 5.2 of this Lease, (B) all "Applicable Laws," as that term is set forth in Article 24 of this Lease, (C) all applicable zoning, and building codes, and (D) the character of the Project as a first-class office building Project.

8. Security Deposit (Article 21):	$61,407.96.

9. Parking Pass Ratio (Article 28):
Four (4) unreserved parking passes for every 1,000 usable square feet of the Premises (i.e., a total of one hundred one (101) unreserved parking passes), and one (1) of each of the foregoing four (4) unreserved parking passes for every 1,000 usable square feet of the Premises shall be for the use of reserved subterranean parking space (i.e., a total of twenty-five (25) reserved subterranean parking spaces).

10. Address of Tenant (Section 29.18):	St. Bernard Software, Inc. 15015 Avenue of Science San Diego, California 92128 Attention: Ms. Thalia Gietzen (Prior to Lease Commencement Date)

and	St. Bernard Software, Inc. 15333 Avenue of Science, San Diego, California 92128 Attention: Mr. Louis Ryan and Ms. Thalia Gietzen (After Lease Commencement Date)

11. Address of Landlord (Section 29.18):	See Section 29.18 of the Lease.

12. Broker(s) (Section 29.24): Representing Tenant: Mr. Dave Marino Irving Hughes 655 West Broadway, Suite 1650 San Diego, California 92101-3565	Representing Landlord: CB Richard Ellis, Inc. 4365 Executive Drive, Suite 1600 San Diego, California 92121.

13. Letter of Credit (Article 30):	$250,000.00 (which amount may be reduced pursuant to the terms of Article 30 of this Lease).

14. Improvement Allowance (Section 1 of Exhibit B):
$429,495.00 (i.e., Fifteen and 00/100 Dollars ($15.00) for each rentable square foot of the Premises), with an option, pursuant to the terms of Section 1.2 of the Work Letter, of an "Additional Allowance" of up to a maximum of Five and 00/100 Dollars ($5.00) per rentable square foot of the Premises..

ARTICLE 1

PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1   Premises, Building, Project and Common Areas.

1.1.1  The Premises.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the "Premises").  The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions (the "TCCs") herein set forth, and Landlord and Tenant each covenant as a material part of the consideration for this Lease to keep and perform each and all of such TCCs by it to be kept and performed and that this Lease is made upon the condition of such performance.  Except as specifically set forth in this Lease and in the Work Letter attached hereto as Exhibit B (the "Work Letter"), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises.  Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant's business, except as specifically set forth in this Lease and the Work Letter.  The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair, subject only to (i) the last two (2) sentences of this Section 1.1.1, (ii) punchlist items provided to Landlord in writing within thirty (30) days following Landlord's delivery of the Premises to Tenant, (iii) latent defects to the extent identified and, thereafter, promptly communicated to Landlord, during the first twelve (12) months of the Lease Term, and (iv) Landlord's ongoing obligations set forth in Sections 1.1.3 and 29.33, and Articles 7 and 24 of this Lease.  Notwithstanding anything to the contrary set forth in this Lease, Landlord shall, at Landlord's sole cost and expense, deliver the Premises to Tenant with the roof, and all "Building Systems" (as that term is defined in Section 6.2, below) serving and within the Premises, in good working condition, and Landlord covenants that (A) such that the Building Systems have recently been operated, (B) such Building Systems have been regularly serviced, and (C) such Building Systems and the Building's roof have a remaining useful life extending beyond the initial sixty-five (65) month Lease Term (and if any of the same need to be replaced during the initial sixty-five (65) month Lease Term for any reason other than Tenant's over-standard use of the same or Tenant's failure to properly maintain the same in accordance with Section 6.2 of this Lease, the cost shall be paid by Landlord and not included in Operating Expenses).  If, within the first six (6) months of the Lease Term, it is discovered that Landlord failed to deliver the Premises in compliance with the obligations listed in the immediately preceding sentence, then Landlord shall, at its sole cost and expense, make any repairs and/or replacements necessary to put the Building Systems in the condition required by the immediately preceding sentence.  Moreover, To the actual knowledge of Mr. Michael Nelson (Landlord's Asset Manager with respect to the Project), without any duty of investigation or inquiry, Landlord has not, as of the date of this Lease, received from any applicable governmental agency any written notice of violation or violations (or claim thereof) relating to any applicable handicap access codes in effect as of the date of this Lease which were created in order to implement the Americans With Disabilities Act (the "ADA"), as interpreted by applicable governmental authorities as of such date.

1.1.2  The Building and The Project.  The Premises are part of the building set forth in Section 2.1 of the Summary (the "Building").  The Building is part of an office project known as "Innovation Corporate Center," an outline of which is attached hereto, and made a part hereof, as Exhibit A-1.  The parties hereto hereby acknowledge that the only purpose of Exhibit A-1 is to show the approximate location of the Building within the Project.  The term "Project," as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Building and the Common Areas are located, and (iii) the other office buildings located adjacent to the Building and the land upon which such adjacent office buildings are located.

1.1.3  Common Areas.  Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the "Common Areas").  The Common Areas shall consist of the "Project Common Areas" and the "Building Common Areas."  The term "Project Common Areas," as used in this Lease, shall mean the portion of the Project designated as such by Landlord.  The term "Building Common Areas," as used in this Lease, shall mean the portions of the Common Areas located within the Building designated as such by Landlord.  The manner in which the Common Areas are maintained and operated shall be at the reasonable discretion of Landlord (but at all times in a manner consistent with a first class office project) and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time, provided that such rules, regulations and restrictions do not unreasonably interfere with the rights granted to Tenant under this Lease and the permitted use granted under Section 5.1, below.  Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas; provided that no such changes shall be permitted which materially reduce Tenant's rights or access hereunder.  Except when and where Tenant's right of access is specifically excluded in this Lease, Tenant shall have the right of access to the Premises, the Building, and the Project parking facility twenty-four (24) hours per day, seven (7) days per week during the "Lease Term," as that term is defined in Article 2, below.

1.2   Verification of Rentable Square Feet of Premises and Building.  For purposes of this Lease, "rentable square feet" and "usable square feet" shall be calculated pursuant to Office Building: Methods of Measurement and Calculating Rentable Area – 2010 (Method B), and its accompanying guidelines (collectively, "BOMA").  Within thirty (30) days after the Lease Commencement Date, Landlord may elect to cause Landlord’s space planner/architect to measure the rentable and usable square feet of the Premises, and thereafter the rentable and usable square feet of the Premises and the results thereof shall be presented to Tenant in writing.  Tenant's space planner/architect may review Landlord's space planner/architect's determination of the number of rentable square feet and usable square feet of the Premises and Tenant may, within fifteen (15) business days after Tenant's receipt of Landlord's space planner/architect's written determination, object to such determination by written notice to Landlord.  Tenant's failure to deliver written notice of such objection within said fifteen (15) business day period shall be deemed to constitute Tenant's acceptance of Landlord's space planner/architect's determination.  If Tenant objects to such determination,

Landlord's space planner/architect and Tenant's space planner/architect shall promptly meet and attempt to agree upon the rentable and usable square footage of the Premises.  If Landlord's space planner/architect and Tenant's space planner/architect cannot agree on the rentable and useable square footage of the Premises within thirty (30) days after Tenant's objection thereto, Landlord and Tenant shall mutually select an independent third party space measurement professional to field measure the Premises pursuant to BOMA.  Such third party independent measurement professional's determination shall be conclusive and binding on Landlord and Tenant.  Landlord and Tenant shall each pay one-half (½) of the fees and expenses of the independent third party space measurement professional.  If the Lease Term commences prior to such final determination, Landlord's determination shall be utilized until a final determination is made, whereupon an appropriate adjustment, if necessary, shall be made retroactively, and Landlord shall make appropriate payment (if applicable) to Tenant.  In the event that pursuant to the procedure described in this Section 1.2 above, it is determined that the square footage amounts shall be different from those set forth in this Lease, all amounts, percentages and figures appearing or referred to in this Lease based upon such incorrect amount (including, without limitation, the amount of the "Rent," the "Security Deposit," and any "Improvement Allowance" as those terms are defined in Section 4.1 and Article 21 of this Lease, respectively, as well as in Section 1.3 of the Work Letter, shall be modified in accordance with such determination.  If such determination is made, it will be confirmed in writing by Landlord to Tenant..

1.3   Right of First Refusal.  Landlord hereby grants to the Tenant originally named herein (the "Original Tenant") and its "Permitted Transferees" (as that term is defined in Section 14.8 of this Lease), an ongoing right of refusal, during the initial sixty-five (65) month Lease Term only, with respect to the remaining rentable space located on the ground floor of the Building (the "First Refusal Space").

1.3.1  Procedure for Lease.

1.3.1.1  Procedure for Offer.  Landlord shall notify Tenant (the "First Refusal Notice") from time-to-time when and if Landlord receives a "bona-fide third-party offer" for the First Refusal Space.  Pursuant to such First Refusal Notice, Landlord shall offer to lease to Tenant the applicable First Refusal Space.  The First Refusal Notice shall describe the First Refusal Space, and the lease term, rent and other fundamental economic terms and conditions upon which Landlord proposes to lease such First Refusal Space pursuant to the bona-fide third-party offer.  For purposes of this Section 1.3, a "bona-fide third-party offer" shall mean a counter-offer received by Landlord to lease First Refusal Space from an unaffiliated and qualified third party which Landlord would otherwise be willing to accept (or an acceptance of lease terms offered by Landlord to a third party, where there is no counter offer).  For purposes of example only, the following would each constitute a bona-fide third-party offer:

(a)
Landlord receives a request for proposal from an unaffiliated and qualified third party.  Landlord responds to the request for proposal with a lease proposal and subsequently receives a written bona-fide counter proposal from the unaffiliated and qualified third party.

(b)
Landlord receives a written offer to lease from an unaffiliated and qualified third party.  Landlord responds to the offer with a written counter offer and subsequently receives a bona-fide counter to Landlord's counter offer from the unaffiliated and qualified third party.

1.3.1.2  Procedure for Acceptance.  If Tenant wishes to exercise Tenant's right of first refusal with respect to the First Refusal Space described in the First Refusal Notice, then within seven (7) days of delivery of the First Refusal Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant's exercise of its right of first refusal with respect to all of the First Refusal Space described in the First Refusal Notice at the rent, for the term and upon the other fundamental economic terms and conditions contained in such First Refusal Notice, including, but not limited to rental concessions and improvement allowances.  If Tenant does not so notify Landlord within such seven (7) day period of Tenant's exercise of its first refusal right, then Landlord shall be free to negotiate and enter into a lease for the First Refusal Space to anyone whom it desires on the net-effective economic terms and the fundamental non-economic terms which are no more than four percent (4.0%) more beneficial to such party than those set forth in the First Refusal Notice.  In the event Landlord does not lease such First Refusal Space pursuant to the foregoing sentence  within a period of one hundred twenty (120) days commencing upon the expiration of the seven (7) day period, after which time, Tenant's rights to such space under this Section 1.3 shall renew.  Notwithstanding the foregoing, Tenant's ongoing right of first refusal shall be subordinate to all currently-existing rights which are set forth in leases of space with other tenants of the Project ("Superior Right Holders"), including any renewal, extension or expansion rights set forth in such leases, regardless of whether such renewal, extension or expansion rights are executed strictly in accordance with their terms, or pursuant to a lease amendment or a new lease.  After Landlord enters into any lease of First Refusal Space ("Third Party Lease") to any such third party ("Third Party Tenant") in accordance with the foregoing, Tenant's rights under this Section 1.3 shall be subordinate to the rights of the tenant under the Third Party Lease with respect to the First Refusal Space (including any renewal, extension or expansion rights set forth in such Third Party Leases, regardless of whether such renewal, extension or expansion rights are executed strictly in accordance with their terms, or pursuant to a lease amendment or a new lease).

1.3.2  Amendment to Lease.  If Tenant timely exercises Tenant's right of first refusal to lease First Refusal Space as set forth herein, Landlord and Tenant shall within thirty (30) days thereafter execute an amendment to this Lease (the "First Refusal Space Amendment") for such First Refusal Space upon the terms set forth in the First Refusal Notice, including, but not limited to rent (the "First Refusal Space Rent"), but otherwise upon the TCCs set forth in this Lease and this Section 1.3.  Notwithstanding the foregoing, Landlord may, at its sole option, require that a separate lease be executed by Landlord and Tenant in connection with Tenant's lease of the First Refusal Space, in which event such lease (the "First Refusal Space Lease") shall be on the same TCCs as this Lease, except as provided in this Section 1.3 and specifically in this Lease to the contrary.  The First Refusal Lease, if applicable, shall be executed by Landlord and Tenant within thirty (30) days following Tenant's exercise of its right to lease the First Refusal Space; provided Landlord has delivered such lease to Tenant conforming to the requirements identified herein above.  Notwithstanding anything to the contrary in this Section 1.3.2, an otherwise valid exercise of Tenant's right of first refusal shall be of full force and effect irrespective of whether the First Refusal Space Amendment or a First Refusal Space lease is timely signed by Landlord and Tenant (i.e. the act of Tenants election to so exercise shall bind the parties).

1.3.3  No Defaults; Required Financial Condition of Tenant.  The rights contained in this Section 1.3 shall be personal to the Original Tenant and its Permitted Transferees and may only be exercised by the Original Tenant or a Permitted Transferee (and not any other assignee, sublessee or other transferee of the Original Tenant's interest in this Lease) if the Original Tenant and/or a Permitted Transferee occupies not less than seventy-five percent (75%) of the then existing Premises.  The right to lease the First Refusal Space as provided in this Section 1.3 may not be exercised if, as of the date Tenant attempts to exercise its right of first refusal with respect to the First Refusal Space described in the First Refusal Notice, or as of the scheduled date of delivery of such First Refusal Space to Tenant, (A) Tenant is in economic or material non-economic default pursuant to the terms of this Lease (beyond the applicable notice and cure periods), and (B) Tenant has previously been in economic or material non-economic default under this Lease (beyond the applicable notice and cure periods) on more than three (3) occasions during the previous twenty-four (24) month period.

1.3.4  First Refusal Space Commencement Date; Construction in First Refusal Space.  The commencement date for the First Refusal Space shall be the date set forth in the First Refusal Notice (the "First Refusal Space Commencement Date"), and shall thereafter expire as further provided in the First Refusal Notice (the "First Refusal Space Expiration Date").  The period of time commencing on the First Refusal Space Commencement Date and ending on the First Refusal Space Expiration Date shall be referred to herein as the "Refusal Space Lease Term."  Except as otherwise set forth in the First Refusal Notice, Tenant shall take the First Refusal Space in its "as is" condition, and the construction of improvements in the First Refusal Space shall comply with the terms of Article 8 of this Lease.

1.3.5  Continuation of First Refusal Right.  Tenant's right of first refusal set forth in this Section 1.3 shall continue throughout the initial sixty-five (65) month Lease Term.

ARTICLE 2

LEASE TERM; TERMINATION RIGHT

2.1   Lease Term.  The TCCs and provisions of this Lease shall be effective as of the date of this Lease.  The term of this Lease (the "Lease Term") shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the "Lease Commencement Date"), and shall terminate on the date set forth in Section 3.3 of the Summary (the "Lease Expiration Date") unless this Lease is sooner terminated as hereinafter provided.  For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, that the first Lease Year shall commence on the Lease Commencement Date and end on the last day of the month in which the first anniversary of the Lease Commencement Date occurs and the second and each succeeding Lease Year shall commence on the first day of the next calendar month; and further provided that the last Lease Year shall end on the Lease Expiration Date.  At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within ten (10) business days of receipt thereof.

2.2   Beneficial Occupancy.  Tenant shall have the right to occupy the Premises prior to January 1, 2011, provided that (A) Tenant shall give Landlord at least ten (10) days' prior notice of any such occupancy of the Premises, (B) a temporary certificate of occupancy, or its equivalent, shall have been issued by the appropriate governmental authorities for each such portion of the Premises to be occupied, (C) the "Improvements," as that term is defined in Article 1 of the Work Letter, are substantially complete (as reasonably determined by Landlord), and (D) all of the terms and conditions of the Lease shall apply as though the Lease Commencement Date had occurred (although the Lease Commencement Date shall occur as set forth in Section 3.2 of the Summary and Section 2.1 of this Lease; provided, however, to the extent such early occupancy occurs on or following December 1, 2010, Tenant's obligation to pay "Base Rent," as that term is defined in Article 3, below, shall not apply in advance of such Lease Commencement Date.  The parties hereby acknowledge that, as of the date of this Lease, Tenant anticipates actually occupying the Premises on or around December 4, 2010.

2.3   Termination Right.

2.3.1  Exercise of Termination Right.  Tenant shall have the one (1)-time right to terminate and cancel this Lease effective as of the last day of the forty-eight (48th) full calendar month of the initial sixty-five (65) month Lease Term (the "Termination Date"), provided that, not later than nine (9) months prior to the Termination Date, Landlord receives (i) written notice from Tenant (the "Termination Notice") that Tenant is exercising its right to terminate this Lease pursuant to the terms of this Section 2.3, and (ii) cash in the amount of the "Termination Fee" (as that term is defined hereinbelow), as consideration for such early termination.  As used in this Lease, the "Termination Fee" shall be equal to the sum of the-then remaining (as of the Termination Date) unamortized amount (calculated by amortizing the same on a straight-line basis over a period of time equal to sixty (60) months, employing an interest factor of eight percent (8%) per annum) of the sum of the following:  (i) the "Base Rent Phase-In Amount," as that term is defined in Section 3.2 below, (ii) the "Base Rent Abatement," as that term is defined in Section 3.3 below, (iii) the Improvement Allowance (specifically including, but not limited to, the amount of the "Additional Allowance"), as more particularly set forth in Section 14 of the Summary and Exhibit B attached hereto, and (v) the commission payable in connection with this Lease.

2.3.2  Termination of Lease.  Provided that Tenant timely elects to terminate this Lease in accordance with Section 2.3.1, above, and concurrently delivers the Termination Fee, this Lease (including any subtenancies) shall automatically terminate and be of no further force or effect, and Landlord and Tenant shall be relieved of their respective obligations under this Lease, as of the Termination Date, except with respect to those obligations set forth in this Lease which specifically survive the expiration or earlier termination of this Lease, including, without limitation, the payment by Tenant of all amounts owed by Tenant under this Lease which accrued prior to the Termination Date.  The termination right contained in this Section 2.3 shall be personal to the Original Tenant and any of its "Permitted Transferees" (as that term is defined in Section 14.8 below) and may only be exercised by the Original Tenant or its Permitted Transferees (and not by any other assignee, sublessee, or other "transferee").

2.3.3  No Tenant Default.  Notwithstanding anything to the contrary contained in this Section 2.3, Tenant shall have no right to exercise the termination right set forth in this Section 2.3 if Tenant is in economic or material non-economic default under this Lease (beyond the applicable notice and cure periods) as of the date of Tenant's delivery to Landlord of the Termination Notice.  If Tenant is in economic or material non-economic default under the Lease (beyond the applicable notice and cure periods) following Tenant's delivery to Landlord of the Termination Notice but prior to the Termination Date, then, at Landlord's option, the Termination Notice shall be null and void and of no further force or effect, and Landlord shall have the right to retain that portion of the Termination Fee that is reasonably necessary to make Landlord whole as a result of Tenant's default and/or the voiding of the Termination Notice.

ARTICLE 3

BASE RENT

3.1           Base Rent.  Tenant shall pay, without prior notice or demand, to Landlord or Landlord's agent at the management office of the Project, or, at Landlord's option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("Base Rent") as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first (1st) day of each and every calendar month during the Lease Term, without any setoff or deduction except as expressly provided for in this Lease; provided, however, with regard to Tenant's first failure to pay Base Rent when due hereunder in any twelve (12) month period occurring during the Lease, Landlord shall, pursuant to the terms of Article 23 of this Lease, waive any late charges payable to Landlord to the extent Tenant cures such failure within three (3) business days following Tenant's receipt of written notice from Landlord that the same was not received when due.  The Base Rent for the month of January 2011, in an amount equal to Forty-Six Thousand Two Hundred Fifty and 00/100 Dollars ($46,250.00), shall be paid at the time of Tenant's execution of this Lease.  If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any such fractional month shall accrue on a daily basis during such fractional month and shall total an amount equal to the product of (i) a fraction, the numerator of which is the number of days in such fractional month and the denominator of which is the actual number of days occurring in such calendar month, and (ii) the then-applicable Monthly Installment of Base Rent.  All other payments or adjustments required to be made under the TCCs of this Lease that require proration on a time basis shall be prorated on the same basis.

3.2           Rent Phase-In.  Notwithstanding anything to the contrary contained herein, and provided Tenant is not in economic or material non-economic default of this Lease (beyond the applicable notice and cure period), Landlord hereby agrees that, for the  month of January 2011, as well as for the period commencing April 1, 2011, and ending December 31, 2011, (as applicable, the "Base Rent Phase-In Periods"), Tenant shall not be obligated to pay Base Rent for a 3,633 rentable square feet portion of the Premises (i.e., Tenant shall pay Base Rent in the amount of Forty-Six Thousand Two Hundred Fifty and 00/100 Dollars ($46,250.00) per month during the Base Rent Phase-In Periods.  Landlord and Tenant hereby expressly acknowledge and agree that the amount of Base Rent which is anticipated to go unpaid during the Base Rent Phase-In Periods is equal to a total amount of Sixty-Seven Thousand Two Hundred Ten and 50/100 Dollars ($67,210.50) (i.e., Six Thousand Seven Hundred Twenty-One and 05/100 Dollars ($6,721.05) per month for each of the ten (10) months occurring during the Base Rent Phase-In Periods) (the "Base Rent Phase-In Amount").  For the remainder of the Lease Term, Tenant shall be obligated to pay Base Rent and Additional Rent for the entirety of the Premises, in the amounts set forth in Section 4 of the Summary.

3.3           Abatement of Base Rent. Notwithstanding anything to the contrary contained herein (specifically including Section 3.2, above) and provided Tenant is not in economic or material non-economic default of this Lease (beyond the applicable notice and cure period), Landlord hereby agrees to abate Tenant's obligation to pay monthly Base Rent for the months of February 2011, March 2011, January 2012, January 2013, and January 2014 (as applicable, the "Base Rent Abatement Periods").  The foregoing abatement of Base Rent provided to Tenant pursuant to this Section 3.3 shall not exceed an aggregate of Two Hundred Seventy-Four Thousand Five Hundred Eighty-Two and 17/100 Dollars ($274,582.17).  During the Base Rent Abatement Periods, Tenant shall still be responsible for the payment of all of its other monetary obligations under this Lease.

ARTICLE 4

ADDITIONAL RENT

4.1   General Terms.  In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall during the Lease Term pay "Tenant's Share" of the annual "Direct Expenses," as those terms are defined in Sections 4.2.6 and 4.2.2, respectively, of this Lease, which are in excess of the amount of Direct Expenses applicable to the "Base Year," as that term is defined in Section 4.2.1, below; provided, however, that in no event shall any decrease in Direct Expenses for any Expense Year below Direct Expenses for the Base Year entitle Tenant to any decrease in Base Rent or any credit against sums due under this Lease.  Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the TCCs of this Lease, are hereinafter collectively referred to as the "Additional Rent," and the Base Rent and the Additional Rent are herein collectively referred to as "Rent."  All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent; provided, however, the parties hereby acknowledge that the first monthly installment of Tenant's Share of any "Estimated Excess," as that term is set forth in, and pursuant to the terms and conditions of, Section 4.4.2 of this Lease, shall first be due and payable for the calendar month occurring immediately following the expiration of the Base Year.  Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall, subject to the last sentence of Section 4.4.1 of this Lease, survive the expiration of the Lease Term.

4.2   Definitions of Key Terms Relating to Additional Rent.  As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1  "Base Year" shall mean the period set forth in Section 5 of the Summary.

4.2.2  "Direct Expenses" shall mean "Operating Expenses" and "Tax Expenses."

4.2.3  "Expense Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period so long as such change in and of itself does not result in a material change in the cumulative costs required to be paid by Tenant under this Article 4.  In the event of any such change, Tenant's Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.4  "Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof, in accordance with sound real estate management and accounting principles, consistently applied.  Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following:  (i) the cost of supplying all utilities (unless paid by Tenant pursuant to Section 6.1.2 below), the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses (to the extent of the reasonably anticipated savings), and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project (provided that Landlord will not carry earthquake or flood insurance unless required by its lender); (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) costs incurred in connection with the parking areas servicing the Project; (vi) fees and other costs, including management fees (which management fees shall not exceed three percent (3%) of gross rents), consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space which exclusively serves the Building (or a proportionate amount of such costs based upon the ratio of time actually spent on the management of the Building); (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons (other than persons generally considered to be higher in rank than the position of "Property Manager") engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement (to the extent the repair cost exceeds replacement cost) of all systems and equipment and components thereof of the Building; (xi) the cost of janitorial, landscaping, alarm, security and other services to the Project Common Areas, replacement of Common Area wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways of the Project and, repair to roofs and re-roofing (membrane only) of the Building; (xii) amortization of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof (which amortization calculation shall include interest at the "Interest Rate," as that term is set forth in Article 25 of this Lease); (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, (B) that are required to comply with mandatory conservation programs, or (C) that are required under any governmental law or regulation by a federal, state, or local governmental agency, except for capital repairs, replacements, or other improvements to remedy a condition existing prior to the Lease Commencement Date which an applicable governmental authority, if it had knowledge of such condition prior to the Lease Commencement Date, would have then required to be remedied pursuant to the then current governmental laws or regulations in their form existing as of the Lease Commencement Date and pursuant to the then current interpretation of such governmental laws or regulations by the applicable governmental authority as of the Lease Commencement Date; provided, however, that any capital expenditure (whether identified under this item (xiii) or another express provision of this Section 4.2.4, above) shall be amortized with interest at the Interest Rate over its useful life as Landlord shall reasonably determine in accordance with sound real estate management and accounting principles; and (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute "Tax Expenses" as that term is defined in Section 4.2.5, below.  Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

(a)   costs, including, without limitation, marketing costs, legal fees, space planners' fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of improvements made for new tenants initially occupying space in the Project after the Lease Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project;

(b)   except as set forth in items (xii), (xiii), and (xiv) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest;

(c)   costs for which the Landlord is reimbursed or entitled to reimbursement by any tenant or occupant of the Project or by insurance by its carrier or any tenant's carrier or by anyone else, and electric power and other utility costs attributable to any Project Tenant's premises (recognizing that Tenant is directly paying for all such electric power and other utilities attributable to the Premises pursuant to Article 6 of this Lease);

(d)   any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(e)   costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project).  Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants, and Landlord's general corporate overhead and general and administrative expenses;

(f)   the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-à-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager;

(g)   amount paid as ground rental for the Project by the Landlord;

(h)   overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

(i)    any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord;

(j)    rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project ;

(k)   all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(l)    costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art;

(m)   any costs expressly excluded from Operating Expenses elsewhere in this Lease;

(n)   rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the "Comparable Buildings" (as that term is defined below) in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;

(o)   costs to the extent arising from the gross negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services;

(p)   costs incurred to comply with laws relating to the removal of hazardous material (as defined under applicable law) which was in existence in the Building or on the Project prior to the Lease Commencement Date; and costs incurred to remove, remedy, contain, or treat hazardous material, which hazardous material is brought into the Building or onto the Project after the date hereof by Landlord, any of Landlord's agents, employees, contractors, or licensees, or any other tenant of the Project;

(q)   tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments when due or to file any income tax or informational returns when due;

(r)    costs incurred to comply with applicable laws with respect to the cleanup, removal, investigation, and/or remediation of any Hazardous Materials (as such term is defined in Article 5, below) in, on or under the Project and/or the Building to the extent such Hazardous Materials are: (1) in existence as of the Lease Commencement Date; or (2) introduced onto the Project and/or the Building after the Lease Commencement Date by Landlord or any of Landlord's agents, employees, contractors, or other tenants in violation of applicable laws in effect at the date of introduction;

(s)    any Tax Expenses;

(t)     rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which, if purchased, rather than rented, would constitute a capital improvement specifically excluded above;

(u)   costs (including, without limitation, fines, penalties, interest, and costs of repairs, replacements, alterations and/or improvements) incurred in bringing the Project into compliance with laws in effect as of the Lease Commencement Date and as interpreted by applicable governmental authorities as of such date, including, without limitation, any costs to correct building code violations pertaining to the initial design or construction of the Building or any other improvements to the Project, to the extent such violations exist as of the Lease Commencement Date under any applicable building codes in effect and as interpreted by applicable governmental authorities as of such date;

(v)   costs for which Landlord has been compensated by a management fee, to the extent that the inclusion of such costs in Operating Expenses would result in a double charge to Tenant;

(w)   costs for the initial development or future expansion of the Project;

(x)    costs arising from Landlord's charitable or political contributions;

(y)   costs of any "tap fees" or any sewer or water connection fees for the benefit of any particular tenant of the Project;

(z)    "in-house" legal and/or accounting fees;

(aa)       any expenses incurred by Landlord for use of any portions of the Project to accommodate shows, promotions, kiosks, displays, filming, photography, private events or parties, ceremonies, and advertising beyond the normal expenses otherwise attributable to providing services, such as lighting and HVAC to such public portions of the Project in normal operations of the Project during standard hours of operation;

(bb)       any balloons, flowers, or other gifts provided to any entity whatsoever, to include, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants, and agents; and

(cc)        costs of the design and construction of improvements to the Premises or the premises of other tenants or other occupants and the amount of any allowances or credits paid to or granted to tenants or other occupants for any such design or construction or any costs to supervise such improvements.

If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant.  If the Project is not at least one hundred percent (100%) occupied during all or a portion of any Expense Year, Landlord may elect to make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project been at least one hundred percent (100%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year.  Operating Expenses for the Base Year shall not include market-wide cost increases (including utility rate increases) due to extraordinary circumstances, including, but not limited to, Force Majeure, boycotts, strikes, conservation surcharges, embargoes or shortages, or amortized costs relating to capital improvements.  In no event shall the components of Direct Expenses for any Expense Year related to Project utility, services, or insurance costs be less than the components of Direct Expenses related to Project utility, services, or insurance costs in the Base Year.  Landlord shall not (i) make a profit by charging items to Operating Expenses that are otherwise also charged separately to others and (ii) subject to Landlord's right to adjust the components of Operating Expenses described above in this paragraph, collect Operating Expenses from Tenant and all other tenants in the Building  in an amount in excess of what Landlord incurs for the items included in Operating Expenses.

It is understood that Landlord will reduce Operating Expenses by all cash discounts, trade discounts, or quantity discounts actually received by Landlord in connection with the purchase of any goods, services, or utilities in connection with the operation of the Project.  Landlord will generally employ commercially reasonable efforts to minimize Operating Expenses, taking into consideration that the Project must be maintained and operated in a first class manner.

For purposes of this Lease, the term "Comparable Buildings" shall mean first-class multi-tenant occupancy office buildings which are comparable to the Building in terms of age (based upon the date of completion of construction or major renovation), designed characteristics, quality of construction, level of services and amenities (including, but not limited to, the type (e.g., surface, covered, subterranean) and amount of parking), size and appearance, parking areas, and are located in the "Comparable Area," which is the "Rancho Bernardo/Carmel Mountain Ranch Area."  The "Rancho Bernardo/Carmel Mountain Ranch Area" shall be the area containing Comparable Buildings which have reasonably comparable freeway access to the Project and which are within an area bounded by Rancho Carmel Drive on the South side, Rancho Bernardo Road on the North side, a parallel line drawn two (2) miles East of Highway 15, and a parallel line drawn four (4) miles West of Highway 15.

4.2.5   Taxes.

4.2.5.1 "Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

4.2.5.2 Tax Expenses shall include, without limitation:  (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project's contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

4.2.5.3 Any costs and expenses (including, without limitation, reasonable attorneys' fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid, but only to the extent savings to Tax Expenses are reasonably anticipated to result from such attempts.  Except as set forth in Section 4.2.5.4, below, refunds of Tax Expenses shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year.  If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Share of any such increased Tax Expenses included by Landlord as Building Tax Expenses pursuant to the TCCs of this Lease.  Notwithstanding anything to the contrary contained in this Section 4.2.5 (except as set forth in Section 4.2.5.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, (iii) any items paid by Tenant under Section 4.5 of this Lease, (iv) any Taxes for any time prior to the Lease Commencement Date or after the later to occur of (A) the expiration date of this Lease, or (B) the date Tenant vacates the Premises pursuant to Articles 15 and/or 16 hereof, and (v) any special assessments or special taxes as a means of financing improvements to the Building or Project.

4.2.5.4 Notwithstanding anything to the contrary set forth in this Lease, the amount of Tax Expenses for the Base Year and any Expense Year shall be calculated without taking into account any decreases in real estate taxes obtained in connection with Proposition 8, and, therefore, the Tax Expenses in the Base Year and/or an Expense Year may be greater than those actually incurred by Landlord, but shall, nonetheless, be the Tax Expenses due under this Lease; provided that (i) any costs and expenses incurred by Landlord in securing any Proposition 8 reduction shall not be included in Direct Expenses for purposes of this Lease, and (ii) tax refunds under Proposition 8 shall not be deducted from Tax Expenses, but rather shall be the sole property of Landlord.  Landlord and Tenant acknowledge that this Section 4.2.5.4 is not intended to in any way affect (A) the inclusion in Tax Expenses of the statutory two percent (2.0%) annual increase in Tax Expenses (as such statutory increase may be modified by subsequent legislation), or (B) the inclusion or exclusion of Tax Expenses pursuant to the terms of Proposition 13, which shall be governed pursuant to the terms of Sections 4.2.5.1 through 4.2.5.3, above

4.2.6  "Tenant's Share" shall mean the percentage set forth in Section 6 of the Summary.

4.3   Method of Allocation of Direct Expenses.  The parties acknowledge that the Building is a part of a multi-building project and that the costs and expenses incurred in connection with the Project (i.e. the Direct Expenses) should be shared between the tenants of the Building and the tenants of the other buildings in the Project.  Accordingly, as set forth in Section 4.2 above, Direct Expenses (which consists of Operating Expenses and Tax Expenses) are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be reasonably determined by Landlord on an equitable basis, shall be allocated to the tenants of the Building (as opposed to the tenants of any other buildings in the Project) and such portion shall be the Direct Expenses for purposes of this Lease.  Such portion of Direct Expenses allocated to the tenants of the Building shall include all Direct Expenses attributable solely to the Building and an equitable portion of the Direct Expenses attributable to the Project as a whole.

4.4   Calculation and Payment of Additional Rent.  If for any Expense Year ending or commencing within the Lease Term, Tenant's Share of Direct Expenses for such Expense Year exceeds Tenant's Share of Direct Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, Tenant's Share of Direct Expenses for each Expense Year an amount equal to the excess (the "Excess").

4.4.1  Statement of Actual Building Direct Expenses and Payment by Tenant.  Landlord shall give to Tenant following the end of each Expense Year, a statement (the "Statement") which shall state in general major categories the Building Direct Expenses incurred or accrued for the Base Year or such preceding Expense Year, as applicable, and which shall indicate the amount of the Excess.  Landlord shall use commercially reasonable efforts to deliver such Statement to Tenant on or before May 1 following the end of the Expense Year to which such Statement relates.  Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, if an Excess is present, Tenant shall pay, within thirty (30) days after receipt of the Statement, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as "Estimated Excess," as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Excess than the actual Excess, Tenant shall receive a credit in the amount of Tenant's overpayment against Rent next due under this Lease.  The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4.  Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Building Direct Expenses for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall, within thirty (30) days after receipt of the Statement, pay to Landlord such amount, and if Tenant paid more as Estimated Excess than the actual Excess, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment.  The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term.  Notwithstanding the immediately preceding sentence, Tenant shall not be responsible for Tenant's Share of any Building Direct Expenses attributable to any Expense Year which are first billed to Tenant more than eighteen (18) months after the Lease Expiration Date, provided that in any event Tenant shall be responsible for Tenant's Share of Direct Expenses levied by any governmental authority or by any public utility companies at any time following the Lease Expiration Date which are attributable to any Expense Year (except where the failure to timely deliver the bill from such governmental authority or public utility company is the result of Landlord's negligence or unwillingness to deliver the particular invoice within the foregoing eighteen (18) month period following the Lease Expiration Date).

4.4.2  Statement of Estimated Building Direct Expenses.  In addition, Landlord shall give Tenant a yearly expense estimate statement (the "Estimate Statement") which shall set forth in general major categories Landlord's reasonable estimate (the "Estimate") of what the total amount of Building Direct Expenses for the then-current Expense Year shall be and the estimated excess (the "Estimated Excess") as calculated by comparing the Building Direct Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Building Direct Expenses for the Base Year.  Landlord shall use commercially reasonable efforts to deliver such Estimate Statement to Tenant on or before May 1 following the end of the Expense Year to which such Estimate Statement relates.  The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Additional Rent under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered to the extent necessary.  Thereafter, Tenant shall pay, within thirty (30) days after receipt of the Estimate Statement, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the second to last sentence of this Section 4.4.2).  Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator.  Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.  Throughout the Lease Term Landlord shall maintain books and records with respect to Building Direct Expenses in accordance with generally accepted real estate accounting and management practices, consistently applied.

4.5   Taxes and Other Charges for Which Tenant Is Directly Responsible.

4.5.1  Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant's equipment, furniture, fixtures and any other personal property located in or about the Premises.  If any such taxes on Tenant's equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord's property or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do, regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall, within ten (10) days following Tenant's receipt of a written invoice from Landlord, repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.5.2  If the improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which improvements conforming to Landlord's "building standard" in other space in the Building are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above.

4.5.3  Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4.6   Landlord's Books and Records.  Upon Tenant's written request given not more than one hundred eighty (180) days after Tenant's receipt of a Statement for a particular Expense Year, and provided that Tenant is not then in default under this Lease beyond the applicable cure period provided in this Lease, Landlord shall furnish Tenant with such reasonable supporting documentation in connection with said Building Direct Expenses as Tenant may reasonably request.  Landlord shall provide said information to Tenant within sixty (60) days after Tenant's written request therefor.  Within one hundred eighty (180) days after receipt of a Statement by Tenant (the "Review Period"), if Tenant disputes the amount of Additional Rent set forth in the Statement, an independent certified public accountant (which accountant (A) is a member of a nationally or regionally recognized accounting firm, and (B) is not working on a contingency fee basis), designated and paid for by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord's records with respect to the Statement at Landlord's offices, provided that Tenant is not then in default under this Lease (beyond any applicable notice and cure periods) and Tenant has paid all amounts required to be paid under the applicable Estimate Statement and Statement, as the case may be.  In connection with such inspection, Tenant and Tenant's agents must agree in advance to follow Landlord's reasonable rules and procedures regarding inspections of Landlord's records, and shall execute a commercially reasonable confidentiality agreement regarding such inspection.  Tenant's failure to dispute the amount of Additional Rent set forth in any Statement within the Review Period shall be deemed to be Tenant's approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement.  If after such inspection, Tenant still disputes such Additional Rent, a determination as to the proper amount shall be made, at Tenant's expense, by an independent certified public accountant (the "Accountant") selected by Landlord and subject to Tenant's reasonable approval; provided that if such determination by the Accountant proves that Direct Expenses were overstated by more than five percent (5%), then the cost of the Accountant and the cost of such determination shall be paid for by Landlord. Tenant hereby acknowledges that Tenant's sole right to inspect Landlord's books and records and to contest the amount of Direct Expenses payable by Tenant shall be as set forth in this Section 4.6, and Tenant hereby waives any and all other rights pursuant to applicable law to inspect such books and records and/or to contest the amount of Direct Expenses payable by Tenant.

ARTICLE 5

USE OF PREMISES

5.1   Permitted Use.  Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion.

5.2   Prohibited Uses.  The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; (iii) offices of any health care professionals or service organization; (iv) schools or other training facilities which are not ancillary to corporate, executive or professional office use; (v) retail or restaurant uses; or (vi) communications firms such as radio and/or television stations.  Tenant shall not allow the average occupancy density of use of the total Premises which is greater than five per thousand (5:1000) rentable square feet.  Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit D, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect; provided, however, Landlord shall not enforce, change or modify the Rules and Regulations in a discriminatory manner and Landlord agrees that the Rules and Regulations shall not be unreasonably modified or enforced in a manner which will unreasonably interfere with the normal and customary conduct of Tenant's business.  Tenant shall not use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises.  Tenant shall comply with all recorded covenants, conditions, and restrictions hereafter affecting the Project.

ARTICLE 6

SERVICES AND UTILITIES

6.1   Standard Tenant Services.  Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

6.1.1  Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning ("HVAC") when necessary for normal comfort for normal office use in the Premises from 7:00 A.M. to 6:00 P.M. Monday through Friday, and on Saturdays from 9:00 A.M. to 1:00 P.M. (collectively, the "Building Hours"), except for the date of observation of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and, at Landlord's discretion, other locally or nationally recognized holidays (collectively, the "Holidays").

6.1.2  Landlord shall provide adequate electrical wiring and facilities for connection to Tenant's lighting fixtures and incidental use equipment, provided that (i) the connected electrical load of the incidental use equipment does not exceed an average of two and five tenths (2.5) watts per usable square foot of the Premises during the Building Hours on a monthly basis, and the electricity so furnished for incidental use equipment will be at a nominal one hundred twenty (120) volts and no electrical circuit for the supply of such incidental use equipment will require a current capacity exceeding twenty (20) amperes, and (ii) the connected electrical load of Tenant's lighting fixtures does not exceed an average of one and five tenths (1.5) watts per usable square foot of the Premises during the Building Hours on a monthly basis, and the electricity so furnished for Tenant's lighting will be at a nominal one hundred twenty (120) volts, which electrical usage by Tenant shall be subject to applicable laws and regulations, including Title 24.  Tenant will design Tenant's electrical system serving any equipment producing nonlinear electrical loads to accommodate such nonlinear electrical loads, including, but not limited to, oversizing neutral conductors, derating transformers and/or providing power-line filters.  Engineering plans shall include a calculation of Tenant's fully connected electrical design load with and without demand factors and shall indicate the number of watts of unmetered and submetered loads.  Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.  Tenant shall pay directly to the utility company pursuant to the utility company's separate meters (or to Landlord in the event Landlord provides submeters instead of the utility company's meters), the cost of all electricity provided to and/or consumed in the Premises (including normal and excess consumption and including the cost of electricity to operate the HVAC air handlers if not charged to and paid by Tenant as part of Operating Expenses), which electricity shall be separately metered (as described above or otherwise equitably allocated and directly charged by Landlord to Tenant and other tenants of the Building).  Tenant shall pay such cost (including the cost of such meters or submeters) within ten (10) days after demand and as Additional Rent under this Lease (and not as part of the Operating Expenses).

6.1.3  Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes in the Building Common Areas.

6.1.4  Landlord shall provide janitorial services to the Premises, except the date of observation of the Holidays, in and about the Premises and window washing services in a manner consistent with other Comparable Buildings.

6.1.5  Landlord shall provide nonexclusive, non-attended automatic passenger elevator service during the Building Hours, shall have one elevator available at all other times, except on the Holidays.

6.1.6  Landlord shall cause one (1) passenger elevator to be "padded" and otherwise prepared and ready for freight service and shall make the same reasonably available to Tenant on a nonexclusive basis, subject to scheduling by Landlord.

Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.

6.2   Overstandard Tenant Use.  Tenant shall not, without Landlord's prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease.  If such consent is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord.  If Tenant uses water, electricity, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, upon billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, at the rates charged by the public utility company furnishing the same, including the cost of such additional metering devices.  Tenant's use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation, and subject to the terms of Section 29.32, below, Tenant shall not install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises, without the prior written consent of Landlord; provided, however, (i) the foregoing restriction shall not apply to general office use of personal computers on the desktops of Tenant's employees, (ii) to the extent the Improvements create separately ventilated "computer" and/or "data center" rooms, the foregoing restriction shall not apply within such designated areas, and (iii) other equipment installed as part of the construction of the Improvements in the Premises pursuant to the Work Letter.  If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, Tenant shall give Landlord such prior notice, if any, as Landlord shall from time to time establish as appropriate, of Tenant's desired use in order to supply such utilities, and Landlord shall supply such utilities to Tenant at an hourly cost to Tenant (which shall be treated as Additional Rent) equal to Fifty and 00/100 Dollars ($50.00) (the "Initial AH HVAC Charge"); provided, however, any HVAC package units which Landlord permits Tenant to install and use in or about the Premises shall not be subject to the Initial AH HVAC AC Charge, and shall instead be operated using the electricity supplied to Tenant's Premises pursuant to the terms of Section 6.1.2 of this Lease (and the cost thereof shall be paid by Tenant accordingly).  The Initial AH HVAC Charge may only be increased during the initial sixty-five (65) month Lease Term to the extent Landlord's "Actual Cost" therefor increases above Fifty and 00/100 Dollars ($50.00) per hour.  For the purpose of this Section 6.2, “Actual Cost” shall mean the actual cost, including reasonable depreciation (attributable to such after-hours usage) and actual administrative charges (to the extent not duplicative of Operating Expenses), incurred by Landlord, as reasonably determined by Landlord but without charge for profit, provided that, notwithstanding the foregoing, any amount actually charged by any third party to Landlord (i.e., unaffiliated with Landlord) for the supply of HVAC to Tenant shall be deemed part of Landlord’s "Actual Cost."

6.3           Interruption of Use.  Except as otherwise provided in Section 6.6 or elsewhere in this Lease, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties unrelated to Landlord, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease, except as otherwise provided in Section 6.4 or elsewhere in the Lease.  Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

6.4           Abatement Event.  If (i) Landlord fails to perform the obligations required of Landlord under the TCCs of this Lease or to otherwise perform an act required by Landlord to avoid such interference, and (ii) such failure causes all or a portion of the Premises to be untenantable and unusable by Tenant, and (iii) such failure related to (A) the nonfunctioning of any Building System or utility service to the Premises, or (B) a failure to provide access to the Premises, Tenant shall give Landlord notice (the "Initial Notice"), specifying such failure to perform by Landlord (the "Abatement Event").  If Landlord has not cured such Abatement Event within five (5) business days after the receipt of the Initial Notice (the "Eligibility Period"), Tenant may deliver an additional notice to Landlord (the "Additional Notice"), specifying such Abatement Event and Tenant's intention to abate the payment of Rent under this Lease.  If Landlord does not cure such Abatement Event within five (5) business days of receipt of the Additional Notice, Tenant may, upon written notice to Landlord, immediately abate Rent payable under this Lease for that portion of the Premises rendered untenantable and not used by Tenant, for the period beginning on the date five (5) business days after the Initial Notice to the earlier of the date Landlord cures such Abatement Event or the date Tenant recommences the use of such portion of the Premises (or as to all of the Premises, if the portion which is untenantable materially impairs Tenant's ability to conduct business from the Premises).  Such right to abate Rent shall be Tenant's sole and exclusive remedy at law or in equity for an Abatement Event.  Except as provided in this Section 6.4, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

ARTICLE 7

REPAIRS

Landlord shall maintain in first-class condition and operating order and keep in good repair and condition the structural portions of the Building, including the foundation, floor/ceiling slabs, exterior walls, roof structure (as opposed to the roof membrane), curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, stairwells, elevator cab, men's and women's washrooms, underground utilities, Building mechanical, electrical and telephone closets, and all common and public areas servicing the Building, including the parking areas, landscaping and exterior Project signage (collectively, the "Building Structure"), the Base Building mechanical, electrical, life safety, plumbing, sprinkler systems and HVAC systems which were not constructed by Tenant Parties (collectively, the "Building Systems"), and the Projects Common Areas.  Notwithstanding anything in this Lease to the contrary, Tenant shall be required to repair the Building Structure to the extent any damage thereto is caused due to Tenant's use of the Premises for other than a normal and customary implementation of its Permitted Use, unless and to the extent such damage is covered by insurance carried or required to be carried by Landlord pursuant to Article 10 and to which the waiver of subrogation is applicable (such obligation to the extent applicable to Tenant as qualified and conditioned will hereinafter be defined as the "BS/BS Exception").   Tenant shall, at Tenant's own expense, keep the Premises, including all improvements, fixtures and furnishings therein, and the floor or floors of the Building on which the Premises are located, in good order, repair and condition at all times during the Lease Term, but such obligation shall not extend to the Building Structure or Building Systems except pursuant to the BS/BS Exception.  In addition, Tenant shall, at Tenant's own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, but such obligation shall not extend to the Building Structure or Building Systems pursuant to the BS Exception;  provided however, that, at Landlord's option, or if Tenant fails to make such repairs, Landlord may, after written notice to Tenant and Tenant's failure to repair within five (5) days thereafter (unless more than five (5) days is required to effectuate such repair, in which case Tenant shall have the time reasonably required to complete the repair, so long as Tenant commence the repair during the five (5) day period and diligently completes such repair), but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building and/or the Project, but not to exceed five percent (5%) of the cost of such work) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same.  Notwithstanding the BS/BS Exception contained in this Article 7, Tenant may be responsible for certain repairs to the Building Systems and Building Structure to the extent provided for in this Lease, and Landlord may nevertheless make such repairs at Tenant's expense; provided, however, to the extent the same are covered by Landlord's insurance, Tenant shall only be obligated to pay any deductible in connection therewith.  Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree; provided, however, except for (i) emergencies, (ii) repairs, alterations, improvements or additions required by governmental or quasi-governmental authorities or court order or decree, or (iii) repairs which are the obligation of Tenant hereunder, any such entry into the Premises by Landlord shall be performed in a manner so as not to materially interfere with Tenant's use of, or access to, the Premises; provided that, with respect to items (ii) and (iii) above, Landlord shall use commercially reasonable efforts to not materially interfere with Tenant's use of, or access to, the Premises.  Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1   Landlord's Consent to Alterations.  Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the "Alterations") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than fifteen (15) business days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building (collectively, the "Major Alterations").  Notwithstanding the foregoing, Landlord's prior consent shall not be required with respect to any interior Alterations to the Premises which (i) are not Major Alterations, (ii) cost less than Thirty Thousand Dollars ($30,000) for any one (1) job, (iii) do not adversely affect the value of the Premises or Building, and (iv) do not require a permit of any kind, as long as (A) Tenant delivers to Landlord notice and a copy of any final plans, specifications and working drawings for any such Alterations at least ten (10) days prior to commencement of the work thereof, and (B) the other conditions of this Article 8 are satisfied including, without limitation, conforming to Landlord's rules, regulations, and insurance requirements which govern contractors; provided, however, that with respect to Alterations consisting solely of painting and carpeting, such Thirty Thousand Dollar ($30,000) amount shall be deemed increased to One Hundred Thousand Dollars ($100,000) (the "Cosmetic Alterations").  The construction of the initial improvements to the Premises shall be governed by the terms of the Work Letter and not the terms of this Article 8.

8.2   Manner of Construction.  Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors reasonably approved by Landlord, and the requirement that upon Landlord's timely request (as more particularly set forth in Section 8.5, below), Tenant shall, at Tenant's expense, remove such Alterations upon the expiration or any early termination of the Lease Term and return the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord.  Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the City of San Diego, all in conformance with Landlord's construction rules and regulations; provided, however, that prior to commencing to construct any Alteration, Tenant shall meet with Landlord to discuss Landlord's design parameters and code compliance issues.  In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the "Base Building," as that term is defined below, then Landlord shall, at Tenant's expense, make such changes to the Base Building.  The "Base Building" shall include the structural portions of the Building, and the public restrooms, elevators, exit stairwells and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located.  In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the  Project.  Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord's reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas.  In addition to Tenant's obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Diego in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project construction manager a reproducible copy of the "as built" drawings of the Alterations, to the extent applicable, as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3   Payment for Improvements.  If payment is made directly to contractors, Tenant shall (i) comply with Landlord's requirements for final lien releases and waivers in connection with Tenant's payment for work to contractors, and (ii) sign Landlord's standard contractor's rules and regulations.  If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord an amount equal to five percent of the cost of such work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work.  If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord's  reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord's review of such work.

8.4   Construction Insurance.  In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant or its contractor carries "Builder's All Risk" insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof.  In addition, Landlord may, in its reasonable discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of any such Alterations costing in excess of One Hundred Thousand Dollars ($100,000) and naming Landlord as a co-obligee.

8.5   Landlord's Property.  Landlord and Tenant hereby acknowledge and agree that (i) all Alterations, improvements, fixtures (excluding trade fixtures), and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become part of the Premises and the property of Landlord, and (ii) the Improvements to be constructed in the Premises pursuant to the TCCs of the Work Letter shall, upon completion of the same, be and become a part of the Premises and the property of Landlord.  Furthermore, Landlord may require Tenant, with regard to the Alterations (as opposed to the Improvements being constructed pursuant to the work letter, which Improvements Tenant shall not be required to remove), by written notice to Tenant, given at the time of Landlord's consent to such items (or, with respect to Alterations not requiring Landlord's consent, within three (3) business days after Tenant's written notice to Landlord of such Alterations as provided in Section 8.1, above) at Tenant's expense, to remove any such timely identified Alteration in the Premises, and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord.  If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations or improvements in the Premises, either (A) Tenant shall be deemed to be holding over in the Premises and Rent shall continue to accrue in accordance with the terms of Article 16, below, until such work shall be completed, or (B) Landlord may do so and may charge the cost thereof to Tenant.  Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises by or on behalf of Tenant (expressly excluding the Improvements being constructed by Landlord pursuant to the terms of the Work Letter), which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys' fees and costs) arising out of same or in connection therewith.  Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility.  Tenant shall remove any such lien or encumbrance by bond or otherwise within twenty (20) days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof.  The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease.  Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract.  Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Premises and shall in all respects be subordinate to Landlord's title to the Project, Building and Premises.

ARTICLE 10

INSURANCE

10.1      Indemnification and Waiver.  Except to the extent caused by the negligence or willful misconduct of the "Landlord Parties" (as that term is defined hereinbelow), Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, "Landlord Parties") shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant.  Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from:  (a) any causes in, on or about the Premises; (b) the use or occupancy of the Premises by Tenant or any person claiming under Tenant; (c) any activity, work, or thing done, or permitted or suffered by Tenant in or about the Premises; (d) any acts, omission, or negligence of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees, or visitors of Tenant or any such person; (e) any breach, violation, or non-performance by Tenant or any person claiming under Tenant or the employees, agents, contractors, invitees, or visitors of Tenant or any such person of any term, covenant, or provision of this Lease or any law, ordinance, or governmental requirement of any kind; (f) any injury or damage to the person, property, or business of Tenant, its employees, agents, contractors, invitees, visitors, or any other person entering upon the Premises under the express or implied invitation of Tenant; or (g) the placement of any personal property or other items within the Premises, provided that the foregoing indemnity shall not apply to the extent of the negligence or willful misconduct of Landlord or the Landlord Parties.  Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy of the Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual, reasonable professional fees such as appraisers', accountants' and attorneys' fees.  Subject to Tenant's indemnity and the waiver of subrogation provided below, Landlord shall indemnity, defend, protect, and hold harmless Tenant, its partners, and their respective officers, agents, servants, employees, and independent contractors (collectively, "Tenant Parties") from any and all loss, cost, damage, expense, and liability (including, without limitation, court costs and reasonable attorneys' fees) arising from the negligence or willful misconduct of Landlord or the Landlord Parties in, on or about the Project either prior to or during the Lease Term, and/or as a result of Landlord's breach of this Lease, except to the extent caused by the negligence or willful misconduct of Tenant or the Tenant Parties.  Further, Tenant's agreement to indemnify Landlord, and Landlord's agreement to indemnity Tenant, each pursuant to this Section 10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried pursuant to the provisions of this Lease, to the extent such policies cover the matters subject to the parties' respective indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease.  The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.  Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from all liability for, consequential damages other than those consequential damages incurred by Landlord in connection with a holdover of the Premises by Tenant after the expiration or earlier termination of this Lease.

10.2      Tenant's Compliance With Landlord's Fire and Casualty Insurance.  Tenant shall, at Tenant's expense, comply with Landlord's insurance company requirements pertaining to the use of the Premises.  If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3      Tenant's Insurance.  Tenant shall maintain the following coverages in the following amounts.  The required evidence of coverage must be delivered to Landlord on or before the date required under Section 10.4(I) sub-sections (x) and (y), or Section 10.4(II) below (as applicable).  Such policies shall be for a term of at least one (1) year, or the length of the remaining term of this Lease, whichever is less.

10.3.1  Commercial General Liability Insurance, including Broad Form contractual liability covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) based upon or arising out of Tenant's operations, occupancy or maintenance of the Premises and all areas appurtenant thereto.  Such insurance shall be written on an “occurrence” basis.  Landlord and any other party the Landlord so specifies that has a material financial interest in the Project, including Landlord’s managing agent, ground lessor and/or lender, if any, shall be named as additional insureds as their interests may appear using Insurance Service Organization's form CG2011 or a comparable form approved by Landlord.  Tenant shall provide an endorsement or policy excerpt showing that Tenant’s coverage is primary and any insurance carried by Landlord shall be excess and non-contributing.  The coverage shall also be extended to include damage caused by heat, smoke or fumes from a hostile fire.  The policy shall not contain any intra-insured exclusions as between insured persons or organizations.  This policy shall include coverage for all liabilities assumed under this Lease as an insured contract for the performance of all of Tenant’s indemnity obligations under this Lease.  The limits of said insurance shall not, however, limit the liability of Tenant nor relieve Tenant of any obligation hereunder.  Limits of liability insurance shall not be less than the following; provided, however, such limits may be achieved through the use of an Umbrella/Excess Policy:

Bodily Injury and Property Damage Liability	$4,000,000 each occurrence

Personal Injury and Advertising Liability	$4,000,000 each occurrence

Tenant Legal Liability/Damage to Rented Premises Liability	$1,000,000.00

10.3.2  Property Insurance covering (i) all office furniture, personal property, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant's business personal property on the Premises installed by, for, or at the expense of Tenant, (ii) the Improvements and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the "Original Improvements"), and (iii) all Alterations performed in the Premises.  Such insurance shall be written on a Special Form basis, for the full replacement cost value (subject to reasonable deductible amounts), without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for (a) all perils included in the CP 10 30 04 02 Coverage Special Form, (b) water damage from any cause whatsoever (excluding naturally occurring floods (i.e., from heavy rainfall, rather than from a leaking pipe)), including, but not limited to, backup or overflow from sprinkler leakage, bursting, leaking or stoppage of any pipes, explosion, and backup of sewers and drainage, and (c) terrorism (to the extent such terrorism insurance is available as a result of the Terrorism Risk Insurance Act of 2002 (Pub. L. 107-297, 116 Stat. 2322), the Terrorism Risk Insurance Program Reauthorization Act of 2005 (Pub. l. 109-144), and the Terrorism Risk Insurance Program Reauthorization Act of 2007 (Pub. L. 110-160, 121 Stat. 183), any successor statute or regulation, or is otherwise available at commercially reasonable rates).

10.3.2.1  Adjacent Premises.  Tenant shall pay for any increase in the premiums for the property insurance of the Project if said increase is caused by Tenant’s acts, omissions, use or occupancy of the Premises.

10.3.2.2  Property Damage.  Tenant shall use the proceeds from any such insurance for the replacement of personal property, trade fixtures and Alterations.

10.3.2.3  No representation of Adequate Coverage.  Landlord makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Tenant’s property, business operations or obligations under this Lease.

10.3.3  Property Insurance Subrogation.  Landlord and Tenant intend that their respective property loss risks shall be borne by insurance carriers to the extent above provided (and, in the case of Tenant, by an insurance carrier satisfying the requirements of Section 10.4(i) below), and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder.  The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers.  Landlord and Tenant hereby represent and warrant that their respective "all risk" property insurance policies include a waiver of (i) subrogation by the insurers, and (ii) all rights based upon an assignment from its insured, against Landlord and/or any of the Landlord Parties or Tenant and/or any of the Tenant Parties (as the case may be) in connection with any property loss risk thereby insured against.  Tenant will cause all other occupants of the Premises claiming by, under, or through Tenant to execute and deliver to Landlord a waiver of claims similar to the waiver in this Section 10.3.3 and to obtain such waiver of subrogation rights endorsements.  If either party hereto fails to maintain the waivers set forth in items (i) and (ii) above, the party not maintaining the requisite waivers shall indemnify, defend, protect, and hold harmless the other party for, from and against any and all claims, losses, costs, damages, expenses and liabilities (including, without limitation, court costs and reasonable attorneys' fees) arising out of, resulting from, or relating to, such failure.

10.3.4  Business Income Interruption for one year (1) plus Extra Expense insurance in such amounts as will reimburse Tenant for actual direct or indirect loss of earnings attributable to the risks outlined in Section 10.3.2 above.

10.3.5  Worker's Compensation or other similar insurance pursuant to all applicable state and local statutes and regulations, and Employer's Liability with minimum limits of not less than $1,000,000 each accident/employee/disease.

10.3.6  Commercial Automobile Liability Insurance covering all Owned (if any), Hired, or Non-owned vehicles with limits not less than $1,000,000 combined single limit for bodily injury and property damage.

10.4      Form of Policies.  The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease.  Such insurance shall (i) be issued by an insurance company having an AM Best rating of not less than A-X, or which is otherwise acceptable to Landlord and licensed to do business in the State of California, (ii) be in form and content reasonably acceptable to Landlord and complying with the requirements of Section 10.3 (including, Sections 10.3.1 through 10.3.6), (iii) Tenant shall not do or permit to be done anything which invalidates the required insurance policies, and (iv) provide that said insurance shall not be canceled or coverage changed unless Tenant provides thirty (30) days’ prior written notice to Landlord and any mortgagee of Landlord, the identity of whom has been provided to Tenant in writing.  Tenant shall deliver said policy or policies or certificates thereof and applicable endorsements which meet the requirements of this Article 10 to Landlord on or before (I) the earlier to occur of:  (x) the Lease Commencement Date, and (y) the date Tenant and/or its employees, contractors and/or agents first enter the Premises for occupancy, construction of improvements, alterations, or any other move-in activities, and (II) five (5) business days after the renewal of such policies.  In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates and applicable endorsements, Landlord may, at its option, after written notice to Tenant and Tenant's failure to obtain such insurance within five (5) days thereafter, procure such policies for the account of Tenant and the sole benefit of Landlord, and the cost thereof shall be paid to Landlord after delivery to Tenant of bills therefor.

10.5      Additional Insurance Obligations.  Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord.  Notwithstanding the foregoing, Landlord's request shall only be considered reasonable if such increased coverage amounts and/or such new types of insurance are consistent with the requirements of a majority of Comparable Buildings, and Landlord shall not so increase the coverage amounts or require additional types of insurance during the initial sixty-five (65) month Lease Term and thereafter no more often than one (1) time in any five (5) years.

10.6      Third-Party Contractors.  Tenant shall obtain and deliver to Landlord, Third Party Contractor's certificates of insurance and applicable endorsements at least seven (7) business days prior to the commencement of work in or about the Premises by any vendor or any other third-party contractor (collectively, a "Third Party Contractor").  All such insurance shall (a) name Landlord as an additional insured under such party's liability policies as required by Section 10.3.1 above and this Section 10.6, (b) provide a waiver of subrogation in favor of Landlord under such Third Party Contractor's commercial general liability insurance, (c) be primary and any insurance carried by Landlord shall be excess and non-contributing, and (d) comply with Landlord's minimum insurance requirements.

10.7      Landlord's Fire, Casualty, and Liability Insurance.

10.7.1  Landlord shall maintain Commercial General Liability Insurance with at least Five Million Dollars ($5,000,000) in coverage, with respect to the Building during the Lease Term covering claims for bodily injury, personal injury, and property damage in the Project Common Areas and with respect to Landlord's activities in the Premises.

10.7.2  Landlord shall insure the Building and Landlord's remaining interest in the Improvements and Alterations with a policy of Physical Damage Insurance including building ordinance coverage, written on a standard Causes of Loss – Special Form basis (against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism, and malicious mischief, sprinkler leakage, water damage and special extended coverage), covering the full replacement cost of the Base Building, Premises and other improvements (including coverages for enforcement of Applicable Laws requiring the upgrading, demolition, reconstruction and/or replacement of any portion of the Building as a result of a covered loss) without a deduction for depreciation.

10.7.3  Landlord shall maintain Boiler and Machinery/Equipment Breakdown Insurance covering the Building against risks commonly insured against by a Boiler and Machinery/Equipment Breakdown policy and such policy shall cover the full replacement costs, without deduction for depreciation.

10.7.4  The foregoing coverages shall contain commercially reasonable deductible amounts from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine.

10.7.5  Additionally, at the option of Landlord, such insurance coverage may include the risk of (i) earthquake, (ii) flood damage and additional hazards, or (iii) a rental loss endorsement for a period of up to two (2) years.

10.7.6  Notwithstanding the foregoing provisions of this Section 10.7, the coverage and amounts of insurance carried by Landlord in connection with the Building shall, at a minimum, be comparable to the coverage and amounts of insurance which are carried by reasonably prudent landlords of Comparable Buildings.  In addition, Landlord shall carry Worker's Compensation and Employer's Liability coverage as required by applicable law.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1      Repair of Damage to Premises by Landlord.  Tenant shall promptly notify Landlord of any damage to the Premises (unless deminimus) resulting from fire or any other casualty.  If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall use commercially reasonable efforts to promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas.  Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the Project, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired.  Upon the occurrence of any damage to the Premises, upon notice (the "Landlord Repair Notice") to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Section 10.3 of this Lease, and Landlord shall repair any injury or damage to the Improvements and the Original Improvements installed in the Premises and shall return such Improvements and Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's commencement of repair of the damage.  In the event that Landlord does not deliver the Landlord Repair Notice within sixty (60) days following the date the casualty becomes known to Landlord, Tenant shall, at its sole cost and expense, repair any injury or damage to the Improvements and the Original Improvements installed in the Premises and shall return such Improvements and Original Improvements to their original condition.  Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work (subject to Tenant's reasonable approval).  Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant's occupancy, and the Premises are not occupied by Tenant as a result thereof, then during the time and to the extent the Premises are unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the purposes permitted under this Lease bears to the total rentable square feet of the Premises (or if so much of the Premises are damaged that the remainder of the Premises is not usable by Tenant, then all of the rent shall abate during the repairs).  In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant's right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith.

11.2      Landlord's Option to Repair.  Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord's reasonable judgment, repairs cannot reasonably be completed within one hundred eighty (180) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not at least ninety-percent (90%) covered by Landlord's insurance policies; (iv) Landlord decides to rebuild the Building or Common Areas so that they will be substantially different structurally or architecturally; (v) the damage occurs during the last twelve (12) months of the Lease Term; or (vi) any owner of any other portion of the Project, other than Landlord, does not intend to repair the damage to such portion of the Project; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord's termination right as provided above, and the repairs cannot, in the reasonable opinion of Landlord, be completed within one hundred eighty (180) days after being commenced, Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant.  Furthermore, if neither Landlord nor Tenant has terminated this Lease, and the repairs are not actually completed within such 180-day period, Tenant shall have the right to terminate this Lease during the first five (5) business days of each calendar month following the end of such period until such time as the repairs are complete, by notice to Landlord (the "Damage Termination Notice"), effective as of a date set forth in the Damage Termination Notice (the "Damage Termination Date"), which Damage Termination Date shall not be less than ten (10) business days following the end of each such month.  Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord's receipt of the Damage Termination Notice, a certificate of Landlord's contractor responsible for the repair of the damage certifying that it is such contractor's good faith judgment that the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date.  If repairs shall be substantially completed prior to the expiration of such thirty-day period, then the Damage Termination Notice shall be of no force or effect, but if the repairs shall not be substantially completed within such thirty-day period, then this Lease shall terminate upon the expiration of such thirty-day period.  At any time, from time to time, after the date occurring sixty (60) days after the date of the damage, Tenant may request that Landlord inform Tenant of Landlord's reasonable opinion of the date of completion of the repairs and Landlord shall respond to such request within five (5) business days.  Notwithstanding the provisions of this Section 11.2, Tenant shall have the right to terminate this Lease under this Section 11.2 only if each of the following conditions is satisfied: (a) the damage to the Project by fire or other casualty was not caused by the gross negligence or intentional act of Tenant or its partners or subpartners and their respective officers, agents, servants, employees, and independent contractors; and (b) as a result of the damage, Tenant cannot reasonably conduct business from the Premises.  In the event this Lease is terminated in accordance with the terms of this Section 11.2, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under items (ii) and (iii) of Section 10.3.2 of this Lease.

11.3      Waiver of Statutory Provisions.  The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

ARTICLE 12

NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby.  The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained.  The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent.  No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due.  No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

ARTICLE 13

CONDEMNATION

If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority.  If more than ten percent (10%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority.  Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant.  All Rent shall be apportioned as of the date of such termination.  If any part of the Premises shall be taken, and this Lease shall  not be so terminated, the Rent shall be proportionately abated.  Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure.  Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises (or if so much of the Premises are taken that the remainder of the Premises is not usable by Tenant, then all of the rent shall abate during the taking).  Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1      Transfers.  Tenant shall not, without the prior written consent of Landlord (which, as more particularly set forth in Section 14.2, below, shall not be unreasonably withheld, conditioned, or delayed), assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee").  If Tenant desires Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the "Transfer Premium", as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, provided that Landlord shall have the right to require Tenant to utilize Landlord's standard Transfer documents in connection with the documentation of such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space and (v) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E.  Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease.  Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord's review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys', accountants', architects', engineers' and consultants' fees) incurred by Landlord, within thirty (30) days after written request by Landlord, in an amount not to exceed Two Thousand Five Hundred and No/100 Dollars ($2,500.00) in the aggregate, but such limitation of fees shall only apply to the extent such Transfer is in the ordinary course of business.  Landlord and Tenant hereby agree that a proposed Transfer shall not be considered "in the ordinary course of business" if such Transfer involves the review of documentation by Landlord on more than two (2) occasions.

14.2      Landlord's Consent.  Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice.  Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1  The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project, or would be a significantly less prestigious occupant of the Building than Tenant;

14.2.2  The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3  The Transferee is either a governmental agency or instrumentality thereof;

14.2.4  The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

14.2.5  The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease;

14.2.6  The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right); or

14.2.7  Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, or (ii) is negotiating with Landlord to lease space in the Project at such time, or (iii) has negotiated with Landlord during the six (6)-month period immediately preceding the Transfer Notice (and Landlord has available space in the Project meeting such proposed Transferee's needs at the time of the request for consent); or

14.2.8  The Transferee does not intend to occupy the entire Premises and conduct its business therefrom for a substantial portion of the term of the Transfer.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be at least five percent (5%) more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease).  Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee.

14.3      Transfer Premium.  If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee.  "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent or other economic concessions reasonably provided to the Transferee, (iii) any brokerage commissions in connection with the Transfer, (iv) any attorneys' fees incurred by Tenant in connection with the Transfer, (v) any lease takeover costs incurred by Tenant in connection with the Transfer, (vi) any costs of advertising the space which is the subject of the Transfer, and (vii) any review and processing fees paid to Landlord in connection with such Transfer (collectively, the "Transfer Costs").  "Transfer Premium" shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for tangible assets (as opposed to intellectual property), fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.  In the calculations of the Rent (as it relates to the Transfer Premium calculated under this Section 14.3), the Rent paid during each annual period for the Subject Space, shall be computed after adjusting such rent to the actual effective rent to be paid,  taking into consideration any and all leasehold concessions granted in connection therewith, including, but not limited to, any rent credit and improvement allowance.  For purposes of calculating any such effective rent all such concessions shall be amortized on a straight-line basis over the relevant term.

14.4      Landlord's Option as to Subject Space.  Notwithstanding anything to the contrary contained in this Article 14, and provided the Subject Space pertains to fifty percent (50%) or more of the rentable square footage of the Premises, Landlord shall have the option, by giving written notice to Tenant within fifteen (15) business days after receipt of any Transfer Notice ("Recapture Notice"), to recapture the Subject Space.  Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice (or at Landlord's option, shall cause the Transfer to be made to Landlord or its agent, in which case the parties shall execute the Transfer documentation promptly thereafter).  In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same.  However, if Landlord delivers a Recapture Notice to Tenant, Tenant may, within ten (10) business days after Tenant's receipt of such Recapture Notice, deliver written notice to Landlord indicating that Tenant is rescinding its request for consent to the proposed transfer, in which case such Transfer shall not be consummated and this Lease shall remain in full force and effect as to the portion of the Premises that was the subject of the proposed Transfer.  If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of this Article 14.

14.5      Effect of Transfer.  If Landlord consents to a Transfer, (i) the TCCs of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space.  Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof.  If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than five percent (5%), Tenant shall pay Landlord's costs of such audit.

14.6      Additional Transfers.  For purposes of this Lease, the term "Transfer" shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of more than fifty percent (50%) or more of the partners, or transfer of more than fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of more than fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of more than fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

14.7      Occurrence of Default.  Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to:  (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer.  If Tenant shall be in economic or material non –economic default under this Lease (beyond the applicable notice and cure period), Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such economic or material non –economic default is cured (i.e., within the applicable cure period).  Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant.  Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease.  No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing.  In no event shall Landlord's enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord's right to enforce any term of this Lease against Tenant or any other person.  If Tenant's obligations hereunder have been guaranteed, Landlord's consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.8      Non-Transfers.  Notwithstanding anything to the contrary contained in this Article 14, provided Tenant is not in economic or material non-economic default under this Lease (beyond the applicable notice and cure periods) (i) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant), (ii) an assignment of the Premises to an entity which acquires all or substantially all of the assets or interests (partnership, stock or other) of Tenant, or (iii) an assignment of the Premises to an entity which is the resulting entity of a merger, consolidation, public offering, reorganization, or dissolution of Tenant, shall not be deemed a Transfer under this Article 14, provided that Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such affiliate, and further provided that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease or otherwise effectuate any "release" by Tenant of such obligations and such Permitted Transferee shall thereafter become liable under this Lease, on a joint and several basis, with Tenant.  The transferee under a transfer specified in items (i), (ii) or (iii) above shall be referred to as a "Permitted Transferee.”  "Control," as used in this Section 14.8, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.  Furthermore, raising capital through a sale (or other offering) of stock or ownership interests in Tenant will not be deemed a Transfer for purposes of this Lease (i.e., Landlord's consent, as opposed to notice, shall not be required).

ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP AND
REMOVAL OF TRADE FIXTURES

15.1      Surrender of Premises.  No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord.  The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated.  The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2      Removal of Tenant Property by Tenant.  Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in good order and condition, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted.  Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to the product of (i) the Rent applicable during the last rental period of the Lease Term under this Lease, and (ii) a percentage equal to one hundred fifty percent (150%).  Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein.  Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease.  The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.  If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom; provided, however, upon entering into a third party lease which affects all or any portion of the Premises, Landlord shall deliver written notice (the "New Lease Notice") of such lease to Tenant and the terms of the foregoing indemnity shall not be effective until the later of (i) the date that occurs thirty (30) days following the date Landlord delivers such New Lease Notice to Tenant, and (ii) the date which occurs thirty (30) days after the termination or expiration of this Lease.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee.  Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project.  Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes.  At any time during the Lease Term, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year.  Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.  Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.  Notwithstanding the foregoing, in the event that (i) stock in the entity which constitutes Tenant under this Lease (as opposed to an entity that "controls" Tenant, as that term is defined in Section 14.8 of this Lease, or is under common control with Tenant) is publicly traded on a national stock exchange, or on the OTCBB or similar exchange, and (ii) Tenant has its own, separate and distinct 10K and 10Q filing requirements (as opposed to joint filings with an entity that controls Tenant or is under common control with Tenant), then Tenant's obligation to provide Landlord with a copy of its most recent current financial statement shall be deemed satisfied.

ARTICLE 18

SUBORDINATION

Landlord covenants that there is no existing mortgage, deed of trust or other encumbrance encumbering the Project or any portion thereof as of the date of this Lease.  This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto.  Landlord's delivery to Tenant of commercially reasonable non-disturbance agreement(s) (the "Nondisturbance Agreement") in favor of Tenant from any ground lessor, mortgage holders or lien holders of Landlord who later come into existence at any time prior to the expiration of the Lease Term shall be in consideration of, and a condition precedent to, Tenant's agreement to be bound by the terms and conditions of this Article 18.  Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant's occupancy, so long as Tenant timely pays the rent and observes and performs the TCCs of this Lease to be observed and performed by Tenant.  Landlord's interest herein may be assigned as security at any time to any lienholder.  Tenant shall, within ten (10) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases.  Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

ARTICLE 19

DEFAULTS; REMEDIES

19.1      Events of Default.  The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1  Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within three (3) business days after notice; or

19.1.2  Except where a specific time period is otherwise set forth for Tenant's performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default, but in no event exceeding a period of time in excess of ninety (90) days after written notice thereof from Landlord to Tenant; or

19.1.3  To the extent permitted by law, (i) Tenant or any guarantor of this Lease being placed into receivership or conservatorship, or becoming subject to similar proceedings under Federal or State law, or (ii) a general assignment by Tenant or any guarantor of this Lease for the benefit of creditors, or (iii) the taking of any corporate action in furtherance of bankruptcy or dissolution whether or not there exists any proceeding under an insolvency or bankruptcy law, or (iv) the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of such a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or (v) the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within thirty (30) days, or (vi) any execution or other judicially authorized seizure of all or substantially all of Tenant's assets located upon the Premises or of Tenant's interest in this Lease, unless such seizure is discharged within thirty (30) days; or

19.1.4  Abandonment of the Premises pursuant to California Civil Code Section 1915.3; or

19.1.5  The failure by Tenant to observe or perform according to the provisions of Articles 17 or 18 of this Lease where such failure continues for more than five (5) business days after notice from Landlord;

19.1.6  The failure by Tenant to observe or perform according to the provisions of Articles 5 or 14 of this Lease where such failure continues for more than ten (10) business days after notice from Landlord; or

19.1.7  Tenant's failure to occupy the Premises within ninety (90) days after the Lease Commencement Date.

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

19.2      Remedies Upon Default.  Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1  Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor; and Landlord may recover from Tenant the following:

(a)  The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(b)  The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c)  The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(d)  Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

(e)  At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others.  As used in Sections 19.2.1(a) and (b), above, the "worth at the time of award" shall be computed by allowing interest at the Interest Rate.  As used in Section 19.2.1(c), above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2  Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations).  Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3  Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3      Subleases of Tenant.  Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements.  In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4      Form of Payment After Default.  Following the second (2nd) occurrence of an economic event of default by Tenant (beyond any applicable notice and cure periods) occurring within any twelve (12) month period, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether to cure the default in question or otherwise, be paid in the form of cash, money order, cashier's or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.

19.5      Efforts to Relet.  No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord's interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant.  Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

19.6      Landlord Default.  Notwithstanding anything to the contrary set forth in this Lease, Landlord shall be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease if Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord's failure to perform; provided, however, if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursues the same to completion.  Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.  Any award from a court or arbitrator in favor of Tenant requiring payment by Landlord which is not paid by Landlord within the time period directed by such award, may be offset by Tenant from Rent next due and payable under this Lease; provided, however, Tenant may not deduct the amount of the award against more than fifty percent (50%) of Base Rent next due and owing (until such time as the entire amount of such judgment is deducted) to the extent following a foreclosure or a deed in lieu of foreclosure.

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other TCCs, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the TCCs, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord.  The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 21

SECURITY DEPOSIT

Concurrent with Tenant's execution of this Lease, Tenant shall deposit with Landlord a security deposit (the "Security Deposit") in the amount set forth in Section 8 of the Summary, as security for the faithful performance by Tenant of all of its obligations under this Lease.  If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, Landlord may, without notice to Tenant, but shall not be required to apply all or any part of the Security Deposit for the payment of any Rent or any other sum in default and Tenant shall, upon demand therefor, restore the Security Deposit to its original amount.  Any unapplied portion of the Security Deposit shall be returned to Tenant, or, at Landlord's option, to the last assignee of Tenant's interest hereunder, within sixty (60) days following the expiration of the Lease Term.  Tenant shall not be entitled to any interest on the Security Deposit.  Tenant hereby irrevocably waives and relinquishes any and all rights, benefits, or protections, if any, Tenant now has, or in the future may have, under Section 1950.7 of the California Civil Code, any successor statute, and all other provisions of law, now or hereafter in effect, including, but not limited to, any provision of law which (i) establishes the time frame by which a landlord must refund a security deposit under a lease, or (ii) provides that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant, or to clean the subject premises.  Tenant acknowledges and agrees that (A) any statutory time frames for the return of a security deposit are superseded by the express period identified in this Article 21, above, and (B) rather than be so limited, Landlord may claim from the Security Deposit (i) any and all sums expressly identified in this Article 21, above, and (ii) any additional sums reasonably necessary to compensate Landlord for any and all losses or damages caused by Tenant's default of this Lease, including, but not limited to, all damages or rent due upon termination of this Lease pursuant to Section 1951.2 of the California Civil Code.

ARTICLE 22

INTENTIONALLY OMITTED

ARTICLE 23

SIGNS

23.1      Full Floors. Tenant's identifying suite signage shall be provided by Landlord, at Landlord's cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord's Building standard signage program.

23.2      Building Directory.  A building directory will be located in the lobby of the Building.  Landlord, at Landlord's sole cost and expense, will arrange to have Tenant's name displayed on one (1) strip on that Building directory.

23.3      Prohibited Signage and Other Items.  Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant.  Except as provided in Section 23.4, below, Tenant may not install any signs on the exterior or roof of the Project or the Common Areas.  Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

23.4      Building-Top Signage.  Notwithstanding anything to the contrary contained in this Article 23, the Original Tenant, its Permitted Transferees, and any other assignee of this Lease approved pursuant to Article 14 of this Lease, shall have the right, but not the obligation, to install non-exclusive Building-top signage on the exterior of the Building in the location designated by Landlord, at the sole cost and expense of Tenant (the "Building-Top Signage").  Such Building-Top Signage shall conform to all zoning and CC&Rs, and shall be subject to the "Project Sign Criteria" (as that term is defined below) and Landlord's reasonable review and approval, and in no event shall the Building-Top Signage include an "Objectionable Name," as that term is defined in Section 23.5.4 of this Lease.  All costs associated with the Building-Top Signage, including, without limitation, the costs to purchase, install, maintain, and remove it, shall be borne exclusively by Tenant.  For purposes hereof, the "Project's Sign Criteria" shall mean that certain Project sign criteria attached hereto as Exhibit G.

23.5      Monument Signage.  In the event Landlord installs monument signage designed to serve the Building, Tenant shall have the non-exclusive right, but not the obligation, to have its name (as determined by Tenant) placed on one (1) line on such monument signage in the location designated by Landlord (the "Monument Signage"), and such signage shall be compatible with the quality, design and style of the Project's Sign Criteria; provided, however, in no event shall the Monument Signage include an Objectionable Name.  Landlord shall have the right to (i) position or prioritize Tenant’s business name in any position on such Monument Signage as it shall determine in its sole discretion, from time to time, (ii) design and organize such Monument Signage (and the materials, design, script size, type face, colors and all other characteristics thereof) in such manner as it shall determine in its sole discretion, (iii) place such other names, business names, trade names or affiliate names representing such other tenants as it shall determine in its sole discretion, (iv) make such modifications to such Monument Signage as it shall desire from time to time, and (v) place thereon the name of (and/or other identifying information for) the Building and/or Project as Landlord shall determine in its sole discretion.

23.5.1  Rights Personal.  The rights granted under this Section 23.5 are personal to the Original Tenant, its Permitted Transferees, and any other assignee of this Lease approved pursuant to Article 14 of this Lease, and shall not be transferable in any other respect whatsoever.  In the event that (i) the Lease shall be assigned to any other party other than the Original Tenant's Permitted Transferees, and any other assignee of this Lease approved pursuant to Article 14 of this Lease, (ii) an event of default (after all notice and applicable cure periods have expired) exists under this Lease, (iii) Tenant shall be delinquent for any period in excess of forty-five (45) days in the payment of any amount of Rent, or (iv) the Original Tenant or its Permitted Transferees, and any other assignee of this Lease approved pursuant to Article 14 of this Lease, shall fail to actually occupy at least seventy-five percent (75%) of the Premises for any period in excess of thirty (30) days (except for time periods during repairs, remodeling or similar circumstances), Landlord shall have the right to cancel Tenant’s rights under this Section 23.5 and 23.4 and to require Tenant to remove at Tenant’s sole cost and expense Tenant's name from such Monument Signage and Building-Top Signage within fifteen (15) days after delivery of Landlord’s written notice to do so.

23.6      Specifications and Permits.  The graphics, materials, color, design, lettering, size and specifications of Tenant’s name on such Monument Signage and Building-Top Signage (collectively, the "Sign Specifications") shall be (i) subject to the prior written consent of Landlord, including, without limitation, as to the design, materials, color, size and all other aesthetic factors of such signage and which consent thereto shall be in Landlord’s sole discretion; (ii) consistent with the size and quality of comparable signage on comparable institutionally owned first-class office buildings in the local market, (iii) in compliance with all Laws, (iv) subject to receipt by Tenant of all required governmental permits and approvals therefor, and (v) consistent with the Project Sign Criteria and the overall character of the Building’s/Project’s architecture (as determined by Landlord).  In addition, Tenant’s name on such Monument Signage and Building-Top Signage shall be subject to the receipt of all required governmental permits and approvals (and the submission of copies thereof to Landlord), and shall be subject to all Applicable Laws.

23.7      Cost and Maintenance.  The costs of the actual signs comprising Tenant’s name on such Monument Signage and/or Building-Top Signage and the installation, design, construction, and any and all other costs associated with Tenant’s name on such Monument Signage and/or Building-Top Signage, including, without limitation, utility charges and hook-up fees (if applicable), permits, and maintenance and repairs, shall be the sole responsibility of Tenant; provided that Landlord shall reasonably cooperate with Tenant's use of Common Areas to allow Tenant to install, operate, maintain and repair Tenant’s name on such Monument Signage and/or Building-Top Signage.  Should Tenant’s name on such Monument Signage and/or Building-Top Signage require repairs and/or maintenance, Landlord shall have the right to provide notice thereof to Tenant and Tenant (except as set forth above) shall cause such repairs and/or maintenance to commence to be performed within thirty (30) days after receipt of such notice from Landlord, at Tenant’s sole cost and expense; provided, however, if such repairs and/or maintenance are reasonably expected to require longer than thirty (30) days to perform, Tenant shall commence such repairs and/or maintenance within such thirty (30) day period and shall thereafter diligently prosecute such repairs and maintenance to completion at Tenant's sole cost and expense.  Should Tenant fail to perform such repairs and/or maintenance within the periods described in the immediately preceding sentence, Landlord shall have the right to cause such work to be performed and to charge Tenant as Additional Rent for the actual cost of such work plus interest at the Interest Rate from the date of Landlord’s payment of such actual costs to the date of Tenant’s reimbursement to Landlord.  Tenant shall bear a pro rata share (based upon the number of tenants identified on such Monument Signage) of all costs of maintenance and operation of such Monument Signage and all such costs shall be paid by Tenant to Landlord as Additional Rent within ten (10) days of receipt of Landlord’s written demand therefor.  Within a reasonable time following the expiration or earlier termination of this Lease (which shall in no event be later than thirty (30) days after such expiration or termination of this Lease), Tenant shall, at Tenant’s sole cost and expense, commence, and thereafter shall diligently pursue, the removal of Tenant’s name from such Monument Signage and/or Building-Top Signage, and shall cause the areas in which such Tenant’s name on such Monument Signage and/or Building-Top Signage was located to be restored to the condition existing immediately prior to the placement of such Tenant’s name on such Monument Signage and/or Building-Top Signage.  If Tenant fails to timely remove Tenant’s name from such Monument Signage and/or Building-Top Signage or to restore the areas in which Tenant’s name on such Monument Signage and/or Building-Top Signage was located, as provided in the immediately preceding sentence, then Landlord may perform such work, and all actual costs reasonably incurred by Landlord in so performing, plus interest at the Interest Rate from the date of Landlord’s payment of such costs to the date of Tenant’s reimbursement to Landlord, shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant’s receipt of an invoice therefore.  The terms of this Section 23.7 shall survive the expiration or earlier termination of this Lease.

23.8      Objectionable Name.  In no event shall Tenant's signage include, identify or otherwise refer to a name which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of a Comparable Building (an "Objectionable Name").  The parties hereby agree that the name "St. Bernard" or "St. Bernard Software" or any reasonable derivation thereof, shall not be deemed an Objectionable Name.

ARTICLE 24

COMPLIANCE WITH LAW

Landlord covenants that as of the Lease Commencement Date, the Building, the Premises (including the Improvements), and the parking areas serving the Building, shall be in material compliance with all "Applicable Laws" (as that term is defined hereinbelow) in effect as of the Lease Commencement Date, and Landlord shall, at its sole cost and expense, correct any material deficiency in such condition promptly following receipt of written notice thereof from Tenant.  Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (collectively, "Applicable Laws") which is applicable to the Premises.  At its sole cost and expense, Tenant shall promptly comply with all such Applicable Laws which relate to (i) Tenant's use of the Premises for non-general office use, (ii) the Alterations, or (iii) the Base Building, but, as to the Base Building, only to the extent such obligations are triggered by Tenant's Alterations, or use of the Premises for non-general office use.  Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations, but only to the extent such standard or regulation relates to the items/events described in clauses (i), (ii) or (iii) of this Article 24 above.  The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.  Landlord shall comply with all Applicable Laws relating to the Base Building, Building Structure or relating to compliance with laws in effect as of the Lease Commencement Date, provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord's failure to comply therewith would either (x) prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or (y) would unreasonably and materially affect the safety of Tenant's employees or create a significant health hazard for Tenant's employees, or (z) violate an affirmative mandate (directed specifically to the Project) of an applicable governmental authority.  Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent consistent with the terms of Section 4.2.4, above.

ARTICLE 25

LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee when due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any reasonable attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder; provided, however, with regard to the first such failure in any twelve (12) month period, Landlord will waive such late charge to the extent Tenant cures such failure within three (3) business days following Tenant's receipt of written notice from Landlord that the same was not received when due.  The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.  In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at the "Interest Rate."  For purposes of this Lease, the "Interest Rate" shall be an annual rate equal to the lesser of (i) the annual "Bank Prime Loan" rate cited in the Federal Reserve Statistical Release Publication H.15(519), published weekly (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published), plus four (4) percentage points, and (ii) the highest rate permitted by applicable law.

ARTICLE 26

LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1      Landlord's Cure.  All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein.  If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2      Tenant's Reimbursement.  Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor:  (i) sums equal to expenditures reasonably made and obligations reasonably incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures reasonably made and obligations reasonably incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended.  Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

ARTICLE 27

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times (during Building Hours with respect to items (i) and (ii) below) and upon at least one (1) business day prior notice to Tenant (except in the case of an emergency, in which case Landlord shall be permitted to immediately enter the Premises) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers, or during the last six (6) months of the Lease Term, to prospective tenants; (iii) post notices of non-responsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building's systems and equipment.  Notwithstanding anything to the contrary contained herein, Tenant shall be entitled, during the Lease Term, to designate certain portions of the Premises as a "Secured Area" and to control access to such areas as reasonably necessary to secure such Secured Area(s).  The Secured Areas shall be comprised of Tenant's lab space and IT room.  Landlord and Tenant hereby agree and acknowledge that, except in the case of an emergency, Landlord shall enter such Secured Area only upon one (1) business days prior notice to Tenant and only after providing Tenant with the opportunity to have a representative of Tenant present as an escort.  Landlord and Tenant hereby agree to use commercially reasonable efforts to schedule any such entries into the Secured Areas by Landlord at times that are mutually convenience to both Landlord and Tenant, taking into consideration the nature of Tenant's operations in the Premises and the nature of the desired entry.  Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord, including janitorial service; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform.  Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes; provided, however, except for (x) emergencies, (y) repairs, alterations, improvements or additions required by governmental or quasi-governmental authorities or court order or decree, or (z) repairs which are the obligation of Tenant hereunder, any such entry shall be performed in a manner so as not to unreasonably interfere with Tenant's use of the Premises and shall be performed after normal business hours if reasonably practical.  With respect to items (y) and (z) above, Landlord shall use commercially reasonable efforts to not materially interfere with Tenant's use of, or access to, the Premises.  For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant.  In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises.  Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.  No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.  Landlord will exercise its rights pursuant to this Article 27 in a manner so as to minimize any unreasonable interference with Tenant's use of the Premises.

ARTICLE 28

TENANT PARKING

Tenant shall be entitled to utilize without charge, and Landlord hereby covenants to provide, commencing on the Lease Commencement Date and continuing throughout the Lease Term specified herein, the amount of parking passes and reserved subterranean parking spaces set forth in Section 9 of the Summary, which parking passes and reserved subterranean parking spaces shall pertain to the Project parking facility.  Notwithstanding the foregoing, Tenant shall also be responsible for the full amount of any taxes imposed by any governmental authority in connection with the use of such parking passes by Tenant or the use of the parking facility by Tenant.  Tenant's continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located, including any sticker or other identification system established by Landlord, Tenant's use of commercially reasonable efforts to cause Tenant's employees and visitors also comply with such rules and regulations and Tenant not being in economic or material non-economic default under this Lease (beyond the applicable notice and cure period).  Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements; provided that Landlord shall provide Tenant with reasonable substitute parking in such event, to the extent reasonably necessary.  Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord.  The parking passes provided to Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant's own personnel, employees, agents, contractors, and invitees, and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval.  Tenant may validate visitor parking by such method or methods as the Landlord may establish, at the validation rate from time to time generally applicable to visitor parking.

ARTICLE 29

MISCELLANEOUS PROVISIONS

29.1      Terms; Captions.  The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular.  The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.  The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2      Binding Effect.  Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3      No Air Rights.  No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.  If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the  Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

29.4      Modification of Lease.  Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) business days following a request therefor.  At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) business days following the request therefor.

29.5      Transfer of Landlord's Interest.  Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease not accrued as of the date of the transfer and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee.  Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

29.6      Prohibition Against Recording.  Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7      Landlord's Title.  Landlord's title is and always shall be paramount to the title of Tenant.  Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8     Relationship of Parties.  Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9     Application of Payments.  Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, may reasonably elect, it nevertheless being acknowledged that Tenant may be free to make any such payments "under protest."

29.10    Time of Essence.  Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11    Partial Invalidity.  If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12    No Warranty.  In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.13    Landlord Exculpation.  The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the net interest of Landlord (following payment of any outstanding liens and/or mortgages, whether attributable to sales or insurance proceeds or otherwise) in the Project (including any insurance or rental proceeds which Landlord receives).  Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.  The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord's and the Landlord Parties' present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns.  Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord's obligations under this Lease.  Notwithstanding any contrary provision herein, nothing in this Lease shall impose any obligation on  Landlord, the Landlord Parties, Tenant or the Tenant Parties to be responsible or liable for, and each hereby releases the other from all liability for, consequential damages (other than those consequential damages incurred by Landlord in connection with a holdover of the Premises by Tenant after the expiration or earlier termination of the Lease, in accordance with the terms of Article 16 of this Lease) injury or damage to, or interference with, Tenant's or Landlord's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

29.14    Entire Agreement.  It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties' entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease.  None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15    Right to Lease.  Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project.  Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.16    Force Majeure.  Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform shall collectively be referred to herein as a "Force Majeure").  An event of Force Majeure, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (other than, for purposes of this Section 29.16, Tenant's inability to physically or electronically deliver such Rent to Landlord using its best efforts and not as a result of a strike, lockout or other labor dispute), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

29.17    Waiver of Redemption by Tenant.  Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

29.18    Notices.  All notices, demands, statements, designations, approvals  or other communications (collectively, "Notices") given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested ("Mail"), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally.  Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant.  Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made or attempted to be made.  If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant.  As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

Kilroy Realty Corporation
12200 West Olympic Boulevard
Suite 200
Los Angeles, California  90064
Attention:  Legal Department

with copies to:

Kilroy Realty Corporation
3611 Valley Centre Drive, Suite 550
San Diego, California  92130
Attention:  Mr. Brian Galligan

and

Allen Matkins Leck Gamble Mallory & Natsis LLP
1901 Avenue of the Stars, Suite 1800
Los Angeles, California 90067
Attention:  Anton N. Natsis, Esq.

29.19    Joint and Several.  If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20    Authority.  Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.  In such event, Tenant shall, within ten (10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant's state of incorporation and (ii) qualification to do business in California.

29.21    Attorneys' Fees.  In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.22    Governing Law; WAIVER OF TRIAL BY JURY.  This Lease shall be construed and enforced in accordance with the laws of the State of California.  IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.

29.23    Submission of Lease.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24    Brokers.  Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease.  Landlord shall pay the Brokers pursuant to the terms of separate commission agreements.  Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

29.25    Independent Covenants.  This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, except as otherwise set forth in this Lease, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.26    Project or Building Name and Signage.  Landlord shall have the right at any time to change the name of the Project or Building in Landlord's sole and absolute discretion.  Moreover, Landlord shall have the right to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as long as the same are consistent with other first-class office projects.  Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.27    Counterparts.  This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document.  Both counterparts shall be construed together and shall constitute a single lease.

29.28    Confidentiality.  Landlord and Tenant acknowledges that the content of this Lease and any related documents are confidential information.  Except as required by law (including any applicable rules or regulations promulgated by the Securities and Exchange Commission (SEC)), court order, or pursuant to good corporate practice, Landlord and Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant's or Landlord's employees, their financial, legal, and space planning consultants and/or prospective purchasers of their respective businesses.

29.29    Transportation Management.  Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building, so long as Tenant's parking rights are not materially, adversely, affected, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

29.30    Building Renovations.  It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Work Letter.  However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the "Renovations") the Project, the Building and/or the Premises including without limitation the parking structure, common areas, systems and equipment, roof, and structural portions of the same, and in connection with any Renovations, Landlord may, among other things, temporarily erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Project, including portions of the common areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building.  Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent.  Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations or Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord's actions.  Landlord shall perform such Renovations in compliance with the terms of this Lease, including, without limitation, the terms of Section 1.1.3, and shall use commercially reasonable efforts to have all such work performed on a continuous basis, and once started, to be completed reasonably expeditiously, with such work being organized and conducted in a manner which will minimize any interference to Tenant's business operations in the Premises.

29.31    No Violation.  Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and costs, arising from Tenant's breach of this warranty and representation.

29.32    Communications and Computer Lines.  Tenant may install, maintain, replace, remove or use any communications or computer wires and cables (collectively, the "Lines") at the Project in or serving the Premises, provided that (i) Tenant shall obtain Landlord's prior written consent (not to be unreasonably withheld, conditioned, or delayed), use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord's reasonable opinion, (iii) the Lines therefor (including riser cables) shall be (x) appropriately insulated to prevent excessive electromagnetic fields or radiation, (y) surrounded by a protective conduit reasonably acceptable to Landlord, and (z) identified in accordance with the "Identification Requirements," as that term is set forth hereinbelow, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, (v) as a condition to permitting the installation of new Lines, Tenant shall remove existing Lines located in or serving the Premises and repair any damage in connection with such removal, and (vi) Tenant shall pay all costs in connection therewith.  All Lines shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant's name, suite number, telephone number and the name of the person to contact in the case of an emergency (A) every four feet (4') outside the Premises (specifically including, but not limited to, the electrical room risers and other Common Areas), and (B) at the Lines' termination point(s) (collectively, the "Identification Requirements").  Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time (1) are in violation of any Applicable Laws, (2) are inconsistent with then-existing industry standards (such as the standards promulgated by the National Fire Protection Association (e.g., such organization's "2002 National Electrical Code")), or (3) otherwise represent a dangerous or potentially dangerous condition.

29.33    Hazardous Substances.

29.33.1  Definitions.  For purposes of this Lease, the following definitions shall apply:  "Hazardous Material(s)" shall mean any solid, liquid or gaseous substance or material that is described or characterized as a toxic or hazardous substance, waste, material, pollutant, contaminant or infectious waste, or any matter that in certain specified quantities would be injurious to the public health or welfare, or words of similar import, in any of the "Environmental Laws," as that term is defined below, or any other words which are intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity or reproductive toxicity and includes, without limitation, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, nuclear or radioactive matter, medical waste, soot, vapors, fumes, acids, alkalis, chemicals, microbial matters (such as molds, fungi or other bacterial matters), biological agents and chemicals which may cause adverse health effects, including but not limited to, cancers and /or toxicity.  "Environmental Laws" shall mean any and all federal, state, local  or quasi-governmental laws (whether under common law, statute or otherwise), ordinances, decrees, codes, rulings, awards, rules, regulations  or guidance or policy documents now or hereafter  enacted or promulgated and as amended from time to time, in any way relating to (i) the protection of the environment, the health and safety of persons (including employees), property or the public welfare from actual or potential release, discharge, escape or emission (whether past or present) of any Hazardous Materials or (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any  Hazardous Materials.

29.33.2  Compliance with Environmental Laws.  Landlord covenants that during the Lease Term, Landlord shall comply with all Environmental Laws in accordance with, and as required by, the TCCs of Article 24 of this Lease.  Tenant represents and warrants that, except as herein set forth, it will not use, store or dispose of any Hazardous Materials in or on the Premises.  However, notwithstanding the preceding sentence, Landlord agrees that Tenant may use, store and properly dispose of commonly available household cleaners and chemicals to maintain the Premises and Tenant’s routine office operations (such as printer toner and copier toner) (hereinafter the “Permitted Chemicals”).  Landlord and Tenant acknowledge that any or all of the Permitted Chemicals described in this paragraph may constitute Hazardous Materials.  However, Tenant may use, store and dispose of same, provided that in doing so, Tenant fully complies with all Environmental Laws.

29.33.3  Landlord’s Right of Environmental Audit.  Landlord may, upon reasonable notice to Tenant, be granted access to and enter the Premises no more than once annually to perform or cause to have performed an environmental inspection, site assessment or audit.  Such environmental inspector or auditor may be chosen by Landlord, in its sole discretion, and be performed at Landlord’s sole expense.  To the extent that the report prepared upon such inspection, assessment or audit, indicates the presence of Hazardous Materials brought onto the Premises by or on behalf of Tenant in violation of Environmental Laws, or provides recommendations or suggestions to prohibit the release, discharge, escape or emission of any Hazardous Materials brought onto the Premises by or on behalf of Tenant at, upon, under or within the Premises, or to comply with any Environmental Laws, Tenant shall promptly, at Tenant’s sole expense, comply with such recommendations or suggestions, including, but not limited to performing such additional  investigative or subsurface investigations or remediation(s) as recommended by such inspector or auditor.  Notwithstanding the above, if at any time, Landlord has actual notice or reasonable cause to believe that Tenant has violated, or permitted any violations of any Environmental Law, then Landlord will be entitled to perform its environmental inspection, assessment or audit at any time, notwithstanding the above mentioned annual limitation, and Tenant must reimburse Landlord for the cost or fees incurred for such as Additional Rent if a violation is discovered.

29.33.4  Indemnifications.  Landlord agrees to indemnify, defend, protect and hold harmless the Tenant Parties from and against any liability, obligation, damage or costs, including without limitation, reasonable attorneys’ fees and costs, resulting directly or indirectly from any use, presence, removal or disposal of any Hazardous Materials to the extent such liability, obligation, damage or costs was a result of actions caused or knowingly permitted by Landlord or a Landlord Party.   Tenant agrees to indemnify, defend, protect and hold harmless the Landlord Parties from and against any liability, obligation, damage or costs, including without limitation, attorneys’ fees and costs, resulting directly or indirectly from any use, presence, removal or disposal of any Hazardous Materials or breach of any provision of this section, to the extent such liability, obligation, damage or costs was a result of actions caused or permitted by Tenant or a Tenant Party.  Nothing in this Lease shall impose any liability on Tenant for any Hazardous Materials in existence on the Premises, Building, or Project, prior to the Lease Commencement Date or brought onto the Premises, Building, or Project after the Lease Commencement Date by any third parties not under Tenant's control.

29.34    Fitness Center.  Landlord may, from time to time in its sole discretion, maintain an exercise facility at the Project (the “Fitness Center”) for use, on a non-exclusive basis, by the occupants of the Project and any other individuals approved by Landlord.  So long as Tenant is not in default under this Lease (beyond the applicable notice and cure periods), Tenant and its employees (in such capacity, the "Fitness Center Users") are hereby permitted to use the Fitness Center, provided that such Fitness Center Users execute Landlord’s standard waiver of liability and release form, and otherwise satisfy the conditions identified hereinbelow.  Landlord shall have the right at any time to require that a new standard waiver of liability and release form be signed by any of the Fitness Center Users as a condition of any further use of the Fitness Center by any of the Fitness Center Users.  The use of the Fitness Center shall be subject to the reasonable rules and regulations (including rules regarding hours of use) established from time to time by Landlord for the Fitness Center.  Landlord and Tenant acknowledge that the use of the Fitness Center by the Fitness Center Users shall be at their own risk and that the terms and provisions of Article 10 of this Lease shall apply to the use of the Fitness Center by the Fitness Center Users or the use of any equipment located therein by the Fitness Center Users (whether or not authorized), whether or not such persons have properly executed Landlord's standard form waiver of liability and release form.  Tenant shall be solely responsible for the proper use of the Fitness Center and the equipment located therein by the Fitness Center Users.  Tenant agrees and acknowledges that Landlord shall provide no supervision of use of the Fitness Center made by the Fitness Center Users.  In the event that Tenant becomes aware of any defect, damage to or other problem with the equipment in the Fitness Center, or any other unsafe condition in the Fitness Center, Tenant shall immediately notify Landlord in writing of such condition.  Tenant acknowledges that the provisions of this Section 29.34 shall not be deemed to be a representation by Landlord that Landlord shall continuously maintain the Fitness Center (or any other fitness facility) throughout the Lease Term, and Landlord shall have the right, in Landlord’s sole and absolute discretion, to expand, contract, eliminate or otherwise modify the Fitness Center.  No expansion, contraction, elimination or modification of the Fitness Center, and no termination of Tenant’s or the Fitness Center Users’ rights to the Fitness Center shall entitle Tenant to an abatement or reduction in Rent, constitute a constructive eviction, or result in an event of default by Landlord under this Lease.  Any and all fees, costs and expenses relating to operating, managing, owning and maintaining the Fitness Center shall be included as part of Operating Expenses.

29.35    Storage Space.

29.35.1  In General.  During the Lease Term, Tenant shall also have the right (but not the obligation) to lease from Landlord storage space consisting of three (3) of its reserved subterrean parking spaces located within a portion of the Building's subterranean parking facilities designated by Landlord (“Storage Space”), provided that once leased, the Storage Space shall be leased by Tenant for the entire remaining Lease Term, provided further, however, Tenant's use of the three (3) parking spaces which shall be deducted from Tenant's reserved subterranean parking space allocation and shall be free of charge during the Lease Term specified herein (with the exception of any and all taxes imposed by any governmental authority in connection with the use of such parking passes by Tenant or the use of the parking facility by Tenant, which shall be the sole responsibility of Tenant).  The Storage Space shall be leased on an entirely "AS IS," "WHERE-IS" AND "WITH ALL FAULTS" basis.  Landlord shall have absolutely no obligation to alter or improve the Storage Space for Tenant’s benefit and Tenant shall maintain and repair the Storage Space at its sole cost and expense.  Notwithstanding the provisions of Article 8 of this Lease, Tenant shall not make any Alterations to the Storage Space without the prior consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, Tenant shall be obligated to cause the Storage Space to be a separately demised space from the remainder of the parking facility as well as other adjacent areas or otherwise be separately enclosed therefrom, all in accordance with Landlord's reasonable specifications applicable thereto, and in no event shall the interior of the Storage Space be visible from the exterior of the Storage Space.  Furthermore, Tenant hereby acknowledges and agrees that the provisions of the Work Letter attached hereto as Exhibit B shall be inapplicable to the Storage Space.  Tenant shall comply with such reasonable rules and regulations as promulgated by Landlord from time to time pertaining to the use of such Storage Space.  Tenant shall indemnify, defend and hold Landlord and the Landlord Parties harmless from and against any and all loss, liability, claims, expenses, damages or costs arising out of or in connection with Tenant's use of the Storage Space (including, but not limited to, reasonable attorneys' fees and court costs), except to the extent caused by Landlord's or the Landlord Parties' negligence or willful misconduct.  Tenant's insurance obligations under this Lease shall also apply to Tenant's use of the Storage Space.  Tenant agrees not to store any flammable or highly combustible materials in the Storage Space (with the exception of normal office supplies and equipment, including paper products).  Tenant also agrees not to store excess or highly concentrated weight in the Storage Space without Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed; it shall be Tenant's responsibility to obtain from Landlord the tolerable limits thereof.  Tenant agrees to use the Storage Space solely for the storage of dry goods in connection with general office use in the Premises.  Tenant agrees that Landlord shall have the same rights of entry (and with the same restrictions on such entry) with respect to the Storage Space as are provided in Article 27 above with respect to other portions of the Premises.  Tenant shall, at its sole cost and expense, deliver to Landlord a key for any locks installed by Tenant for Landlord’s emergency entry purposes.

29.35.2  Storage Space Term.  The term of Tenant's lease of the Storage Space (the "Storage Space Term") shall commence on the Lease Commencement Date and shall thereafter continue for the duration of the Lease Term; provided, however, in no event shall the Storage Space Term extend beyond Tenant's lease of the Premises on the Lease Expiration Date.  Accordingly, the Lease with respect to the Storage Space shall terminate effective as of the Lease Expiration Date.  Without limiting the generality of the foregoing, Tenant shall surrender possession of the Storage Space to Landlord on the Lease Expiration Date in the condition required pursuant to the terms and conditions of this Lease, and in the event Tenant fails to so surrender the Storage Space to Landlord on or before the Lease Expiration Date, the holdover provisions of Article 16 of this Lease shall apply.

ARTICLE 30

LETTER OF CREDIT

30.1           Delivery of Letter of Credit.  Subject to the TCCs of Section 30.3.1.1, Tenant shall deliver to Landlord, concurrently with Tenant's execution of this Lease, an unconditional, clean, irrevocable letter of credit (the "L-C") in the amount set forth in Section 30.3.1 below (the "L-C Amount"), which L-C shall be issued by a money-center, solvent and nationally recognized bank (a bank which accepts deposits, maintains accounts, has a Southern California office [or which provides a negotiating or confirming bank with a Southern California office] which will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord (such approved, issuing entity, or bank being referred to herein as the "Bank"), which Bank must have a short term Fitch Rating which is not less than "F1", and a long term Fitch Rating which is not less than "A" (or in the event such Fitch Ratings are no longer available, a comparable rating from Standard and Poor’s Professional Rating Service or Moody’s Professional Rating Service) (collectively, the “Bank’s Credit Rating Threshold”), and which L-C shall be in the form of Exhibit F, attached hereto.  Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the L-C.  The L-C shall (i) be "callable" at sight, irrevocable and unconditional (provided that an officer of Landlord or other authorized agent certifies that the amounts to be drawn are due and owing pursuant to the TCCs of this Lease), (ii) be maintained in effect, whether through renewal or extension, for the period commencing on the date of this Lease and continuing until the date (the "L-C Expiration Date") that is no less than one hundred twenty (120) days after the expiration of the Lease Term, and Tenant shall deliver a new L-C or certificate of renewal or extension to Landlord at least thirty (30) days prior to the expiration of the L-C then held by Landlord, without any action whatsoever on the part of Landlord, (iii) be fully assignable by Landlord, its successors and assigns (but not separate from Landlord's or its Lender's interest in this Lease), (iv) permit partial draws and multiple presentations and drawings, and (v) be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev), International Chamber of Commerce Publication #500, or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590.  Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L-C if any of the following shall have occurred or be applicable:  (A) such amount is due to Landlord under the terms and conditions of this Lease, or (B) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, "Bankruptcy Code") which is not dismissed within sixty (60) days after filing, or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code which is not dismissed within sixty (60) days after filing, or (D) the Bank has notified Landlord that the L-C will not be renewed or extended through the L-C Expiration Date (and Tenant has failed to provide Landlord with replacement Letter of Credit conforming in all respects to the requirements of this Article 30 [including, but not limited to, the requirements placed on the issuing Bank more particularly set forth in Section 30.1, above], in the amount of the then-applicable L-C amount, or (E) Tenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under Federal or State law which is not dismissed within sixty (60) days after filing, or (F) Tenant executes an assignment for the benefit of creditors, or (G) if any of the Bank's Fitch Ratings (or other comparable ratings to the extent the Fitch Ratings are no longer available) have been reduced below the Bank's Credit Rating Threshold, and Tenant has failed to provide Landlord with a replacement letter of credit, conforming in all respects to the requirements of this Article 30 (including, but not limited to, the requirements placed on the issuing Bank more particularly set forth in this Section 30.1 above), in the amount of the applicable L-C Amount, within ten (10) business days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) (each of the foregoing being an "L-C Draw Event").  The L-C shall be honored by the Bank regardless of whether Tenant disputes Landlord's right to draw upon the L-C.  In addition, in the event the Bank is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said L-C shall be deemed to fail to meet the requirements of this Article 30, and, within fifteen (15) business days following Landlord's notice to Tenant of such receivership or conservatorship (the "L-C FDIC Replacement Notice"), Tenant shall replace such L-C with a substitute letter of credit from a different issuer (which issuer shall meet or exceed the Bank's Credit Rating Threshold and shall otherwise be acceptable to Landlord in its reasonable discretion) and that complies in all respects with the requirements of this Article 30.  If Tenant fails to replace such L-C with such conforming, substitute letter of credit pursuant to the terms and conditions of this Section 30.1, then, notwithstanding anything in this Lease to the contrary, Landlord shall have the right to declare Tenant in default of this Lease for which there shall be no notice or grace or cure periods being applicable thereto (other than the aforesaid fifteen (15) business day period).  Tenant shall be responsible for the payment of any and all costs incurred with the review of any replacement L-C (including without limitation Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant.

30.2  Application of L-C.  Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L-C upon the occurrence of any L-C Draw Event.  In the event of any L-C Draw Event, Landlord may, but without obligation to do so, and without notice to Tenant, draw upon the L-C, in part or in whole, to cure any such L-C Draw Event and/or to compensate Landlord for any and all damages of any kind or nature sustained resulting from Tenant's breach or default of the Lease as permitted by the TCCs of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code; provided, however, in the event that a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, Landlord, in addition to the foregoing, shall be entitled to any reasonable estimate of the damages that Landlord will sustain resulting from Tenant's breach or default of the Lease as permitted by the TCCs of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code.  The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the L-C, and such L-C shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.  Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the L-C, either prior to or following a "draw" by Landlord of any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord's right to draw upon the L-C; provided that the foregoing will not waive Tenant's right to claim a default by Landlord for a wrongful draw and pursue all remedies available for such default.  No condition or term of this Lease shall be deemed to render the L-C conditional to justify the issuer of the L-C in failing to honor a drawing upon such L-C in a timely manner.  Landlord and Tenant hereby acknowledge and agree that it is their intent and agreement that, in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, Tenant is placed into receivership or conservatorship, and/or there is an event of a receivership, conservatorship or a bankruptcy filing by, or on behalf of, Tenant, (i) the L-C constitutes a separate and independent contract between Landlord and the Bank, (ii) Tenant is not a third party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the L-C or the proceeds thereof, and (iv) neither Tenant, any trustee, nor Tenant's bankruptcy estate shall have any right to restrict or limit Landlord's claim and/or rights to the L-C and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.

30.3     L-C Amount; Maintenance of L-C by Tenant; Liquidated Damages.

30.3.1  Calculation of L-C Amount. The L-C Amount shall be initially equal to Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00).

30.3.1.1   Conditional Increase/Reduction of L-C Amount.  Landlord and Tenant hereby acknowledge and agree that the L-C Amount is subject to increase and reduction throughout the Lease Term as set forth in this Section 30.3.1.1.  The starting L-C Amount is set forth in Section 30.3.1, above; provided, however, to the extent Tenant is, as of December 31, 2012, satisfying the "Required Thresholds" (defined below) on a trailing twelve (12) month basis (as determined at the end of each applicable financial quarter under review), then Tenant shall have the right to cause the L-C Amount to be reduced to an amount equal to Two Hundred Thousand and 00/100 Dollars ($200,000.00), and Landlord shall timely execute and deliver such commercially reasonable documents to the issuer(s) of the L-C as are presented to Landlord by such issuer(s) and as may be reasonably necessary to effectuate the change to the applicable L-C Amount (until such time that Tenant fails to maintain the Required Thresholds, at which point Tenant's L-C delivery obligation shall be reinstated as more particularly set forth herein below).  Thereafter, to the extent Tenant is continuing as of December 31, 2013, to satisfy the Required Thresholds on a trailing twelve (12) month basis (as determined at the end of each applicable financial quarter under review), then Tenant shall have the right to cause the L-C Amount to be reduced to an amount equal to One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00), and Landlord shall timely execute and deliver such commercially reasonable documents to the issuer(s)

of the L-C as are presented to Landlord by such issuer(s) and as may be reasonably necessary to effectuate the change to the applicable L-C Amount.  Finally, to the extent Tenant is continuing thereafter as of December 31, 2014, to satisfy the Required Thresholds on a trailing twelve (12) month basis (as determined at the end of each applicable financial quarter under review), then Tenant shall have the right to cause the L-C Amount to be reduced to an amount equal to Zero and 00/100 Dollars ($0.00), and Landlord shall timely execute and deliver such commercially reasonable documents to the issuer(s) of the L-C as are presented to Landlord by such issuer(s) and as may be reasonably necessary to effectuate the change to the applicable L-C Amount.  For purposes of this Lease, the "Required Thresholds" shall mean, collectively (A) Tenant's maintenance of "EBITDA" in an amount equal to, or in excess of, Three Hundred Thousand and No/100 Dollars ($300,000.00) in the aggregate over a total of four (4) financial quarters on a trailing twelve (12) month basis, and (B) Tenant's maintenance of gross revenue greater than or equal to Eighteen Million and 00/100 Dollars ($18,000,000.00) in the aggregate over a total of four (4) financial quarters on a trailing twelve (12) month basis.  As used herein, "EBITDA," shall mean Tenant's Earnings Before Interest, Taxes, Depreciation and Amortization.  Notwithstanding the foregoing, if Tenant is enjoying any conditional reduction of the L-C Amount in accordance with the foregoing provisions of this Section 30.3.1.1, but thereafter fails to satisfy the Required Thresholds at the close of any then-applicable financial quarter, the L-C Amount shall immediately be recalculated and the L-C reissued in the initial L-C Amount (as set forth in Section 30.3.1) within ten (10) business days following its receipt of a written notice from Landlord (the "Reestablishment Notice").  Tenant shall submit to Landlord, within thirty (30) days following the end of each calendar quarter occurring during the Lease Term, Tenant's unaudited financial statements, together with the calculation of the EBITDA (identifying with specificity all material components employed in such calculation), and Tenant's gross revenue.  Likewise, Tenant shall submit to Landlord, within one-hundred sixty (160) days following the end of each calendar year, Tenant's audited financial statements, together with the calculation of the EBITDA (identifying with specificity all material components employed in such calculation), or if Tenant becomes public, GAAP, and the calculation of gross revenue; provided further, however, that if Tenant fails to provide such statements and calculations within five (5) business days following its receipt of notification from Landlord that the same was not received within such thirty (30) or sixty (60) day period, as the case may be, then the Required Thresholds shall be deemed not to have been maintained, in which event the Reestablishment Notice shall be deemed to have been delivered by landlord to Tenant as of the expiration of such five (5) business day period.

30.3.1.2  No Reduction When Tenant is in Economic or Material Non-Economic Default.  Notwithstanding anything to the contrary set forth in Section 30.3.1.1, in no event shall the L-C Amount as set forth above decrease during any period in which Tenant is in economic or material non-economic default under this Lease (beyond the applicable notice and cure period), but such decrease shall take place retroactively after such default is cured, provided that no such decrease shall thereafter take effect in the event this Lease is terminated early due to such default by Tenant.

30.3.2  In General. If, as a result of any drawing by Landlord of all or any portion of the L-C, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within ten (10) business days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Article 30, and if Tenant fails to comply with the foregoing, the same shall be subject to the terms of Section 30.3.3 below.  Tenant further covenants and warrants that it will neither assign nor encumber the L-C or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.  Without limiting the generality of the foregoing, if the L-C expires earlier than the L-C Expiration Date, Landlord will accept a renewal thereof (such renewal letter of credit to be in effect and delivered to Landlord, as applicable, not later than thirty(30) days prior to the expiration of the L-C), which shall be irrevocable and automatically renewable as above provided through the L-C Expiration Date upon the same terms as the expiring L-C or such other terms as may be acceptable to Landlord in its sole discretion.  However, if the L-C is not timely renewed, or if Tenant fails to maintain the L-C in the amount and in accordance with the terms set forth in this Article 30, Landlord shall have the right to either (x) present the L-C to the Bank in accordance with the terms of this Article 30, and the proceeds of the L-C may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord is entitled to under the TCCs of this Lease. including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code, or (y) pursue its remedy under Section 30.3.3 below.  In the event Landlord elects to exercise its rights under the foregoing item (x), (I) any unused proceeds shall constitute the property of Landlord (and not Tenant’s property or, in the event of a receivership, conservatorship, or a bankruptcy filing by Tenant, property of such receivership, conservatorship or Tenant’s bankruptcy estate) and need not be segregated from Landlord’s other assets, and (II) Landlord agrees to pay to Tenant within thirty (30) days after the L-C Expiration Date the amount of any proceeds of the L-C received by Landlord and not applied against any Rent payable by Tenant under this Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease; provided, however, that if prior to the L-C Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused L-C proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.

30.3.3  FAILURE TO MAINTAIN; REPLACE AND/OR REINSTATE L-C; LIQUIDATED DAMAGES.  IN THE EVENT THAT TENANT FAILS, WITHIN (I) THAT PERIOD SET FORTH IN SECTION 30.3.1 ABOVE, OR (II) THAT PERIOD SET FORTH IN THE L-C FDIC REPLACEMENT NOTICE, TO PROVIDE LANDLORD WITH ADDITIONAL L-C(S) IN AN AMOUNT EQUAL TO THE DEFICIENCY OR A REPLACEMENT L-C (AS APPLICABLE), THEN TENANT'S MONTHLY INSTALLMENT OF BASE RENT SHALL BE INCREASED TO ONE HUNDRED TEN PERCENT (110%) OF ITS OTHERWISE EXISTING LEVEL DURING THE PERIOD COMMENCING ON THE DATE WHICH IS THE LAST DAY OF THE PERIOD IDENTIFIED IN SECTION 30.3.1 OR THE L-C FDIC REPLACEMENT NOTICE (AS APPLICABLE), AND ENDING ON THE EARLIER TO OCCUR OF (X) THE DATE TENANT PROVIDES LANDLORD WITH ADDITIONAL L-C(S) IN AN AMOUNT EQUAL TO THE DEFICIENCY AS CONTEMPLATED BY THE TERMS OF SECTION 30.3.1 ABOVE, OR THE L-C FDIC REPLACEMENT NOTICE (AS APPLICABLE), OR (Y) THE DATE WHICH IS NINETY (90) DAYS AFTER THE LAST DAY OF THE PERIOD IDENTIFIED IN SECTION 30.3.1 OR THE L-C FDIC REPLACEMENT NOTICE (AS APPLICABLE).  IN THE EVENT THAT TENANT FAILS, DURING SUCH NINETY (90) DAY PERIOD FOLLOWING THE LAST DAY OF THE PERIOD IDENTIFIED IN SECTION 30.3.1 OR THE L-C FDIC REPLACEMENT NOTICE (AS APPLICABLE), TO PROVIDE LANDLORD WITH ADDITIONAL L-C(S) IN AN AMOUNT EQUAL TO THE DEFICIENCY OR A REPLACEMENT L-C (AS APPLICABLE), THEN TENANT'S MONTHLY INSTALLMENT OF BASE RENT SHALL BE INCREASED TO ONE HUNDRED TWENTY PERCENT (120%) OF ITS OTHERWISE EXISTING LEVEL DURING THE PERIOD COMMENCING ON THE DATE WHICH IS NINETY (90)

DAYS AFTER THE LAST DAY OF THE PERIOD IDENTIFIED IN SECTION 30.3.1 OR THE L-C FDIC REPLACEMENT NOTICE (AS APPLICABLE) AND ENDING ON THE DATE SUCH ADDITIONAL L-C(S) ARE ISSUED IN AN AMOUNT EQUAL TO THE DEFICIENCY OR SUCH A REPLACEMENT L-C IS ISSUED (AS APPLICABLE) PURSUANT TO THE TERMS OF SECTION 30.3.1 OR THE L-C FDIC REPLACEMENT NOTICE (AS APPLICABLE). THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO ASCERTAIN THE ACTUAL DAMAGES SUFFERED BY LANDLORD AS A RESULT OF TENANT'S FAILURE TO TIMELY PROVIDE LANDLORD WITH ADDITIONAL L-C(S) IN AN AMOUNT EQUAL TO THE DEFICIENCY  AS REQUIRED IN SECTION 30.3.1, OR A REPLACEMENT L-C AS CONTEMPLATED BY THE L-C FDIC REPLACEMENT NOTICE (AS APPLICABLE), AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS LEASE, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION 30.3.3 REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES WHICH LANDLORD WILL INCUR AS A RESULT OF SUCH FAILURE, PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT WAIVE OR AFFECT LANDLORD'S RIGHTS AND TENANT'S INDEMNITY OBLIGATIONS UNDER OTHER SECTIONS OF THIS LEASE (EXCEPT THAT THE PARTIES SPECIFICALLY AGREE THAT THE FOREGOING PROVISION WAS AGREED TO IN LIEU OF MAKING FAILURE TO PROVIDE LANDLORD WITH ADDITIONAL L-C(S) IN AN AMOUNT EQUAL TO THE DEFICIENCY OR A REPLACEMENT L-C (AS APPLICABLE) A DEFAULT UNDER THIS LEASE).  THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTION 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO LANDLORD PURSUANT TO CALIFORNIA CIVIL CODE SECTION 1671.  THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT WITH THE LIQUIDATED DAMAGES PROVISION CONTAINED IN THIS SECTION 30.3.3.

_______________________	____________________
LANDLORD'S INITIALS	TENANT'S INITIALS

30.3.4  Increase in L-C Amount.  Notwithstanding the initial L-C Amount and the scheduled reductions set forth above, in the event that Tenant exercises its right to lease particular First Refusal Space, then (I) the L-C Amount shall thereafter be adjusted based upon the total amount of Monthly Installments of Base Rent then due and owing (i.e., attributable to the initial Premises and any such First Refusal Space), and (II) Tenant shall deliver to Landlord, concurrently with Tenant's execution of the applicable amendment to this Lease with respect to such First Refusal Space, either (y) an additional L-C which, when combined with the L-C then being held by Landlord totals the full L-C Amount then required under this Article 30, or (z) an entirely new L-C in the total L-C Amount then required under this Article 30.

30.4     Transfer and Encumbrance.  The L-C shall also provide that Landlord may, at any time and without notice to Tenant and without first obtaining Tenant's consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to another party, person or entity, as a part of the assignment by Landlord of its rights and interests in and to this Lease.  In the event of a transfer of Landlord's interest in under this Lease, Landlord shall transfer the L-C to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole of said L-C to a new landlord.  In connection with any such transfer of the L-C by Landlord, Tenant shall, at Landlord's sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer and, Landlord shall be responsible for paying the Bank's transfer and processing fees in connection therewith; provided, however, Tenant shall use commercially reasonable efforts to minimize and cap any transfer or processing fees within the face of the L-C.

30.5     L-C Not a Security Deposit.  Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the L-C or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any law applicable to security deposits in the commercial context, including, but not limited to, Section 1950.7 of the California Civil Code, as such Section now exists or as it may be hereafter amended or succeeded (the “Security Deposit Laws”), (2) acknowledge and agree that the L-C (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws as applicable to the L-C.  Tenant hereby irrevocably waives and relinquishes the provisions of Section 1950.7 of the California Civil Code and any successor statue, and all other provisions of law, now or hereafter in effect as applicable to the L-C, which (x) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (y) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Article 30 and/or those sums reasonably necessary to (a) compensate Landlord for any loss or damage caused by Tenant's breach of this Lease, including any damages Landlord suffers following termination of this Lease, and/or (b) compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code.

30.6     Waiver of Certain Relief.  Tenant unconditionally and irrevocably waives (and as an independent covenant hereunder, covenants not to assert) any right to claim or obtain any of the following relief in connection with the L-C:

(a) 30.7.1           A temporary restraining order, temporary injunction, permanent injunction, or other order that would prevent, restrain or restrict the presentment of sight drafts drawn under any L-C or the Bank's honoring or payment of sight draft(s); or

(b) 30.7.2           Any attachment, garnishment, or levy in any manner upon either the proceeds of any L-C or the obligations of the Bank (either before or after the presentment to the Bank of sight drafts drawn under such L-C) based on any theory whatever.

30.7     Notwithstanding the foregoing, Tenant does not waive the right to pursue any other claims available to it for an improper draw upon the L-C or improper use of the proceeds of any draw or similar claims against Landlord relating to the L-C.

[Signature page immediately follows.]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

EXHIBIT A

INNOVATION CORPORATE CENTER

OUTLINE OF PREMISES

EXHIBIT A-1

INNOVATION CORPORATE CENTER

PROJECT SITE PLAN

EXHIBIT A-1

1

EXHIBIT B

INNOVATION CORPORATE CENTER

WORK LETTER

This Work Letter shall set forth the terms and conditions relating to the construction of the improvements in the Premises.  This Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises.  All references in this Work Letter to Articles or Sections of "this Lease" shall mean the relevant portion of Articles 1 through 29 of the Office Lease to which this Work Letter is attached as Exhibit B and of which this Work Letter forms a part, and all references in this Work Letter to Sections of "this Work Letter" shall mean the relevant portion of Sections 1 through 7 of this Work Letter.

ARTICLE 1

IMPROVEMENTS

1.1           In General.  Using Building standard materials, components and finishes, Landlord shall cause the installation and/or construction of those certain improvements identified on the "Approved Space Plan," defined below (the "Improvements"); provided, however, Landlord and Tenant hereby expressly acknowledge and agree that in no event shall the cost to construct such Improvements exceed, in the aggregate, an amount equal to Four Hundred Twenty-Nine Thousand Four Hundred Ninety-Five and 00/100 Dollars ($429,495.00) (i.e., Fifteen and 00/100 Dollars ($15.00) per each of the rentable square feet of the Premises) (the "Initial Improvement Allowance").  As part of the "Improvements," Landlord shall convert the current main lobby of the Building to a common shared lobby, based on a design using materials and finishes reasonably consistent to those employed by Landlord at its buildings located at 13280 and 13290 Evening Creek Drive South, San Diego, California.  The term "Approved Space Plan" shall mean that certain pricing plan prepared by Gensler dated as of July 30, 2010, previously approved by Landlord and Tenant, and attached as Schedule 1 to this Exhibit B.  Except as expressly provided in this Work Letter, neither Landlord nor Tenant shall make no changes, additions or modifications to the Improvements or the Approved Pricing Plan or require the installation of any "Non-Conforming Improvements" (as that term is defined in Article 2, below) without the prior written consent of both parties, which consent may be withheld in either party's sole discretion if such change or modification would directly or indirectly delay the "Substantial Completion" (as that term is defined in Section 5.1, below) of the Improvements or impose any additional costs on Landlord or Tenant.  Notwithstanding the foregoing or any contrary provision of this Lease, all Improvements shall be deemed Landlord's property under the terms of this Lease.  Landlord warrants that, as of Landlord's delivery of the Premises to Tenant, the Improvements shall be in material compliance with all laws applicable thereto as of the issuance of the building permits therefor, and Landlord shall, at its sole cost and expense and as Tenant's sole remedy, correct any material breach of such warranty promptly following receipt of written notice thereof from Tenant.

EXHIBIT B

1

1.2           Additional Allowance.  In addition to the Initial Improvement Allowance set forth in Section 1.1, above, Tenant may, upon prior written notice to Landlord given on or before the date upon which the "Cost Proposal" (as that term is defined in Section 4.2 of this Work Letter) is delivered to Tenant, elect to cause the Improvement Allowance to be increased by an amount (the "Additional Allowance") set forth in such notice.  Any such resulting Additional Allowance shall (i) be an amount equal to an even number of United States Dollars (as opposed to fractions of United States Dollars), and (ii) in no event exceed the product of (A) Five and 00/100 Dollars ($5.00), and (B) the number of rentable square feet of the Premises (i.e., an amount anticipated to equal One Hundred Forty-Three Thousand One Hundred Sixty-Five and 00/100 Dollars ($143,165.00) based upon 28,633 rentable square feet, which square footage is subject to confirmation pursuant to the TCCs of Section 1.2 of the Lease).  In the event Tenant exercises its right to use all or any portion of the Additional Allowance, the Initial Monthly Installment of Base Rent for the Premises (as otherwise set forth in Section 4 of the Summary of Basic Lease Information) shall be increased by an amount equal to the "Additional Monthly Base Rent," as that term is defined below.  The "Additional Monthly Base Rent" shall be an amount equal to the missing component of an annuity, which annuity shall have (i) such actual amount of the Additional Allowance utilized by Tenant (expressed as a total amount up to Five and 00/100 Dollars ($5.00)/per rentable square foot (e.g., One Hundred Forty-Three Thousand One Hundred Sixty-Five and 00/100 Dollars ($143,165.00)) as the present value amount, (ii) sixty (60) as the number of payments, and (iii) seventy-five hundredths of a percent (0.75%), which is equal to nine percent (9%) divided by twelve (12) months per year, as the monthly interest factor.

1.3           Total Improvement Allowance.  The Initial Improvement Allowance and the Additional Allowance, if any (to the extent elected to be used by Tenant), are collectively referred to as the "Improvement Allowance."  In no event shall Landlord be obligated to make disbursements pursuant to this Work Letter in a total amount which exceeds the Improvement Allowance.

ARTICLE 2

OTHER IMPROVEMENTS

As more particularly set forth in Article 1, above, and subject to all of the other terms and conditions of this Work Letter, Landlord shall, at Landlord's sole cost and expense, be responsible for the construction of the Improvements identified in the Approved Space Plan which shall be built to building standards unless otherwise detailed in the Approved Space Plan.  Notwithstanding anything to the contrary contained herein, Tenant shall be responsible for the cost of all items not expressly identified (with reasonable specificity) on the Approved Space Plan to the extent such items require other than Building-Standard materials, components, or finishes (collectively, the "Non-Conforming Improvements"), or otherwise exceed the Improvement Allowance (as more particularly set forth in Article 1 above), but only to the extent the same are requested by Tenant in writing.  In the event Tenant desires such Non-Conforming Improvements, Tenant shall deliver written notice (the "Change Notice") of the same to Landlord, setting forth in detail the Non-Conforming Improvements Tenant wishes to have installed in the Premises (the "Improvements Change").  Landlord shall, within five (5) business days or as soon as reasonably possible (but in no event in excess of five (5) business days) following its receipt of a Change Notice related to an Improvements Change, either (i) reasonably approve the Improvements Change, or (ii) reasonably

EXHIBIT B

2

disapprove the Improvements Change, in which event Landlord's notice shall include, with reasonably specificity, the reason(s) for such disapproval.  Prior to, or at the time of Landlord's approval of such Non-Conforming Improvements, Landlord shall provide Tenant with its good faith estimate of the actual cost of, and any additional time required for, the performance of the work contemplated by such Improvements Change.  In the event that Improvements Change is approved, and incorporated in the Final Working Drawings and/or the Improvements, any additional costs which arise in connection with such Improvements Change shall be paid by Tenant to Landlord in cash, in advance (i.e., prior to the commencement of construction of the Improvements or, if construction of the Improvements has already generally commenced, then prior to the commencement of those Improvements subject to the Improvements Change), upon Landlord's request (including but not limited to all costs incurred by Landlord in connection with its review of the Change Notice and any related documents) (all such costs shall collectively be referred to as the "Change Amount").  In the event Tenant fails to pay the Change Amount within thirty (30) days following Tenant's receipt of an invoice therefor from Landlord, then Landlord may, at its option, cease work in the Premises until such time as Landlord receives payment of such portion of the Change Amount (and such failure to deliver shall be treated as a "Tenant Delay" (as that term is defined in Section 6.2 of this Work Letter).  Tenant may reasonably dispute the amount set forth in such invoice only to the extent the difference between the amount set forth in the invoice and the good faith estimate of the actual cost of the work contemplated by the Improvements Change is material.

ARTICLE 3

CONSTRUCTION DRAWINGS

3.1           Selection of Architect/Construction Drawings.  Landlord shall, at Landlord's sole cost and expense, retain on behalf of Tenant the architect/space planner designated by Landlord (the "Architect") to develop the Approved Space Plan into "Final Working Drawings" (as that term is defined in Section 3.3, below).  In addition, and to the extent deemed reasonably necessary by Landlord, Landlord may, at Landlord's sole cost and expense, retain the engineering consultants or design-build contractors designated by Landlord (the "Engineers") to prepare necessary plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life-safety, and sprinkler work of the Improvements.  All plans and drawings to be prepared by Architect and the Engineers (if applicable) hereunder shall be known collectively as the "Construction Drawings."  All Construction Drawings shall be subject to Landlord's approval.  Notwithstanding Landlord's retention of the Architect and the Engineers (if applicable), Tenant shall be responsible for, and shall cooperate in good faith with the Architect and the Engineers (if applicable) to supply all of the necessary information within Tenant's possession to allow the Architect and Engineers (if applicable) to initially prepare and then complete, the Construction Drawings, in a form which is complete to allow contractors or subcontractors (as applicable) to bid on the work and to obtain all applicable permits and in a manner consistent to allow contractors to bid on the work.

3.2           Intentionally Omitted.

EXHIBIT B

3

3.3           Final Working Drawings.  Landlord shall use commercially reasonable efforts to cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises based on the Approved Space Plan, and which drawings shall be consistent with, and a logical extension of, the Approved Space Plan.  The final architectural working drawings shall be in a form to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "Final Working Drawings").  Tenant shall, within five (5) business days following Landlord's delivery of the Final Working Drawings to Tenant, approve or disapprove such Final Working Drawings; provided, however, Tenant shall have no right to disapprove of the Final Working Drawings or portions thereof to the extent the same is consistent with, or is a logical extension of, the Approved Space Plan, or which is otherwise required to conform to the Building Standards.  In no event shall Tenant be permitted to request or require any material modifications or changes to the Final Working Drawings other than to correct any errors or inconsistencies with the Approved Space Plan therein, or in connection with a Change Notice as set forth in, and subject to the terms of, Article 2, above.  In addition, if any changes to the Final Space Plan requested by Tenant after approval thereof by Landlord and Tenant shall require alterations in the Base Building (as contrasted with the Improvements), and if Landlord in its sole and exclusive discretion agrees to any such alterations, and notified Tenant of the need and cost for such alterations, then Tenant shall pay (i) the cost of such required changes in advance upon receipt of notice thereof, together with (ii) all direct architectural and/or engineering fees incurred in connection therewith, plus ten percent (10%) of such direct costs for Landlord's servicing and overhead.

3.4           Permits.  The Final Working Drawings approved by Tenant pursuant to the terms of Section 3.3, above, shall thereafter be referred to as the "Approved Working Drawings".  Landlord shall then submit the Approved Working Drawings to the appropriate municipal authorities for all applicable building and other permits necessary to allow the "Contractor" (as that term is defined in Article 4, below) to commence and fully complete the construction of the Improvements (the "Permits"), and Tenant shall coordinate with Landlord in connection therewith.  Tenant shall cooperate with Landlord, Architect, and any other party designated by Landlord in executing permit applications and performing other ministerial acts reasonably necessary to enable Landlord to obtain any such Permit.  In no event shall Tenant make any changes, modifications, or alterations in the Approved Working Drawings without the prior written consent of Landlord, which consent (i) may be withheld, in Landlord's sole and absolute discretion, if such change in the Approved Working Drawings would directly or indirectly materially delay the "Substantial Completion" of the Premises as that term is defined in Section 5.1 of this Work Letter, or otherwise materially increase the costs of the Improvements (unless Tenant agrees to bear such increased cost), or (ii) shall not otherwise be unreasonably withheld, conditioned, or delayed.  Any such foregoing cost increases shall also be deemed a component of the Change Amount.  In addition, except for immaterial changes to the Approved Working Drawings which Landlord may find are necessary during its construction of the Improvements, Landlord shall not make any changes, modifications or alterations to the Approved Working Drawings without first receiving Tenant's prior written consent therefor, which consent shall not be unreasonably withheld, conditioned, or delayed.

3.5           Electronic Approvals.  Notwithstanding any provision to the contrary contained in the Lease or this Work Letter, Landlord may, in Landlord's sole and absolute discretion, transmit or otherwise deliver any of the correspondences (including, any of the approvals) required under this Work Letter via electronic mail to Tenant's representative identified in Section 5.1 of this Work Letter, or by any of the other means identified in Section 29.18 of this Lease.

EXHIBIT B

4

ARTICLE 4

CONTRACTOR'S WARRANTIES AND GUARANTIES

4.1           Contractor.  Three (3) contractors (the "Bidding Contractors") selected by Landlord shall bid on the construction of the Improvements.  The Bidding Contractor that submits the lowest qualified bid shall be retained by Landlord and shall construct the Improvements.

4.2           Cost Proposal.  After the Approved Working Drawings are signed by Landlord and Tenant, Landlord shall provide Tenant with a cost proposal in accordance with the Approved Working Drawings, which cost proposal shall include, as nearly as possible, the cost of all Improvement Allowance Items to be incurred by Tenant in connection with the design and construction of the Improvements (the "Cost Proposal").  Tenant shall either (i) approve and deliver the Cost Proposal to Landlord within five (5) business days of the receipt of the same, or (ii) notify Landlord within five (5) business days after Tenant's receipt of the Cost Proposal that Tenant wishes to change the amount of the Cost Proposal, in which case Landlord shall use commercially reasonable efforts to accommodate Tenant's requested change; provided, however, Landlord's consent to any such foregoing change (i) may be withheld, in Landlord's sole and absolute discretion, if such change in the Approved Working Drawings would directly or indirectly materially delay the Substantial Completion of the Premises, or otherwise materially increase the costs of the Improvements (unless Tenant agrees to bear such increased cost), or (ii) shall not otherwise be unreasonably withheld, conditioned, or delayed.

4.3           Construction of Improvements by the Contractor Under the Supervision of Landlord.

4.3.1           Over-Allowance Amount.  Upon Landlord's delivery of the Cost Proposal to Tenant (as more particularly contemplated in Section 4.2 above), Landlord shall identify the amount (the "Over-Allowance Amount") equal to the difference between (i) the amount of the Cost Proposal and (ii) the amount of the Initial Improvement Allowance and the Additional Allowance (to the extent Tenant elects to use any portion of the Additional Allowance).  Tenant shall deliver the amount (if any) of such Over-Allowance Amount to Landlord at the time Tenant's delivers its approval of the Cost Proposal to Landlord.  The Over-Allowance Amount shall be disbursed by Landlord on a pro-rata basis along with any then remaining portion of the Improvement Allowance.  In the event that, after the Cost Proposal Delivery Date, any revisions, changes, or substitutions shall be made to the Construction Drawings or the Improvements as the result of (i) a ratified Tenant Change, or (ii) a change requested by Landlord and reasonably approved by Tenant, then any additional costs which arise in connection with such revisions, changes or substitutions or any other additional costs shall be paid by Tenant to Landlord immediately upon Landlord's request as an addition to the Over-Allowance Amount.  In the event that Tenant fails to deliver the Over-Allowance Amount as provided in this Section 4.3.1, then Landlord may, at its option, cease work in the Premises until such time as Landlord receives payment of the Over-Allowance Amount (and such failure to deliver shall be treated as a Tenant delay in accordance with the terms of Section 6.2 below).

EXHIBIT B

5

4.3.2           Landlord's Retention of the Contractor.  Landlord shall independently retain the Contractor to construct the Improvements in accordance with the Approved Working Drawings, and Landlord shall supervise the construction by the Contractor.

4.3.3           Contractor's Warranties and Guaranties.  During the Lease Term, Landlord shall retain all warranties and guaranties which are made by the Contractor relating to the Improvements and/or Non-Conforming Improvements.  Landlord shall use commercially reasonable efforts to enforce such warranties and guaranties relating to the design and construction of the Improvements and/or Non-Conforming Improvements, as required to make any repairs to such Improvements and/or Non-Conforming Improvements covered by such warranties and guaranties.

ARTICLE 5

TENANT'S AGENTS

Tenant hereby protects, defends, indemnifies and holds Landlord harmless for any loss, claims, damages or delays arising from the actions of Tenant's space planner/architect and/or any separate contractors, subcontractors or consultants on the Premises or in the Building, hired by Tenant or on its behalf.

ARTICLE 6

COMPLETION OF THE IMPROVEMENTS;

LEASE COMMENCEMENT DATE

6.1           Ready for Occupancy.  The Premises shall be deemed "Ready for Occupancy" upon the Substantial Completion of the Improvements.  For purposes of this Lease, "Substantial Completion" of the Improvements shall occur upon the completion of construction of the Improvements, with the exception of any punch list items.

6.2           Delay of the Substantial Completion of the Premises.  If there shall be a delay or there are delays in the Substantial Completion of the Improvements, as set forth in this Work Letter, as a direct, indirect, partial, or total result of:

6.2.1           Tenant's failure to timely approve any matter requiring Tenant's approval;

6.2.2           A breach by Tenant of the terms of this Work Letter or the Lease;

6.2.3           Tenant's request for changes in the Improvements;

6.2.4           Any Non-Conforming Improvements made at Tenant's written request;

6.2.5           Tenant's requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Premises, as set forth in the Lease, or which are different from, or not included in, Landlord's Building standards;

EXHIBIT B

6

6.2.6           Any failure by Tenant to pay for in cash in advance any costs for Non-Conforming Improvements;

6.2.7           Changes to the base, shell and core work of the Building required by the Improvements; or

6.2.8           Any other acts or omissions of Tenant, or its agents, or employees; (collectively, the "Tenant Delays")

then, notwithstanding anything to the contrary set forth in the Lease or this Work Letter and regardless of the actual date of the Substantial Completion of the Improvements, Tenant shall be responsible for any delay in the substantial Completion of the Improvements and any costs occasioned thereby.  Notwithstanding anything to the contrary in this Section 6.2, no action or inaction of Tenant (including, without limitation, the items listed in Sections 6.2.1 through 6.2.8, above), shall be deemed a Tenant delay unless and until Landlord has provided written notice to Tenant of such action or inaction and provided Tenant with a reasonable opportunity to cure the same.

ARTICLE 7

MISCELLANEOUS

7.1           Tenant's Entry Into the Premises Prior to Substantial Completion.  Provided that Tenant and its agents do not interfere with the construction of the Improvements, Landlord shall use commercially reasonable efforts to grant Tenant reasonable access to the Premises on or about December 4, 2010, for the purpose of Tenant installing overstandard equipment or fixtures or furniture systems (including Tenant's data and telephone equipment) in the Premises.  Prior to Tenant's entry into the Premises as permitted by the terms of this Section 6.1, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant's entry.  Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Premises and against injury to any persons caused by Tenant's actions pursuant to this Section 6.1.

7.2           Tenant's Representative.  Tenant has designated Thalia Gietzen and Brian Nugent (whose e-mail addresses for the purposes of this Work Letter are tgietzen@stbernard.com and bnugent@stbernard.com) as its sole representatives with respect to the matters set forth in this Work Letter, who, until further notice to Landlord, shall each have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter.

7.3           Landlord's Representative.  Landlord has designated Richard Mount and Lauren Phillips (whose e-mail addresses for the purposes of this Work Letter are rmount@kilroyrealty.com and lphillips@kilroyrealty.com), as its sole representatives with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

EXHIBIT B

7

7.4           Tenant's Agents.  All subcontractors, laborers, materialmen, and suppliers retained directly by Tenant shall all be union labor in compliance with the master labor agreements existing between trade unions and the Southern California Chapter of the Associated General Contractors of America.

7.5           Time of the Essence in This Work Letter.  Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days.  In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord's sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

7.6           Tenant's Lease Default.  Notwithstanding any provision to the contrary contained in the Lease or this Work Letter, if any default by Tenant under the Lease or this Work Letter (including, without limitation, any failure by Tenant to fund in advance the costs for any Non-Conforming Improvements) occurs, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to cause the cessation of construction of the Improvements (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Improvements and any costs occasioned thereby), and (ii) all other obligations of Landlord under the terms of the Lease and this Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of this Lease.

7.7           Unused Improvement Allowance Following Landlord's Substantial Completion of the Improvements.  Following the Substantial Completion of the Improvements, and in any event following Landlord's payment of all fees, costs and expenses incurred by Landlord in connection with the construction of the Improvements pursuant to the terms of this Work Letter, Tenant shall have the right to use a portion of the then-remaining Improvement Allowance (the "Remaining Improvement Allowance") to pay for any "Data Cabling Costs," "Moving Costs," as well as "M/B-T Signage Costs" (as each of those terms are defined in this Section 7.7 below); provided, however, Landlord and Tenant hereby expressly acknowledge and agree that in no event shall the Remaining Improvement Allowance exceed, in the aggregate, an amount equal to Eighty-Five Thousand Eight Hundred Ninety-Nine and 00/100 Dollars ($85,899.00) (i.e., Three and 00/100 Dollars ($3.00) per each of the rentable square feet of the Premises).  As used herein, (a) "Data Cabling Costs" shall mean any costs associated with the installation of voice, data and other information technology ("IT") cabling, (b) "Moving Costs" shall mean any costs associated with the moving of Tenant's property into the Premises, and (c) "M/B-T Signage Costs" shall mean any costs associated with the installation of any Monument Signage or Building-Top Signage pursuant to the terms of Sections 23.4 and 23.5 of this Lease.  Any Alterations (including those items to which the Data Cabling Costs relate) shall be installed in the Premises subject to the terms and conditions of Article 8 of the Lease.  In no event shall any portion of the Remaining Improvement Allowance be used to pay for Tenant's furniture or other items of personal property.  The Remaining Improvement Allowance will be disbursed by Landlord in accordance with Landlord's standard disbursement procedures, including, without limitation, following Landlord's receipt of (i) evidence (i.e., invoices or other documentation reasonably satisfactory to Landlord) of payment for the Data Cabling Costs, the Moving Costs, or the M/B-T Signage Costs (as the case may be), and (ii) to the extent applicable, fully executed, unconditional lien releases from any and all contractors, subcontractors, laborers, materialmen, and suppliers used by Tenant.  In no event shall Landlord be obligated to disburse any portion of the Remaining Improvement Allowance subsequent to April 30, 2011, nor shall Landlord be obligated to disburse any amount in excess of the Remaining Improvement Allowance.

EXHIBIT B

8

SCHEDULE 1 TO EXHIBIT B

INNOVATION CORPORATE CENTER

APPROVED SPACE PLAN

[ATTACHED]

SCHEDULE 1 TO
EXHIBIT B

1

SCHEDULE 1 TO
EXHIBIT B

2

SCHEDULE 1 TO
EXHIBIT B

3

SCHEDULE 1 TO
EXHIBIT B

4

EXHIBIT C

INNOVATION CORPORATE CENTER

NOTICE OF LEASE TERM DATES

To:	_______________________ _______________________ _______________________ _______________________

Re:
Office Lease dated ____________, 200__ between ____________________, a _____________________ ("Landlord"), and _______________________, a _______________________ ("Tenant") concerning Suite ______ on floor(s) __________ of the office building located at ____________________________, _______________, California.

Gentlemen:

In accordance with the Office Lease (the "Lease"), we wish to advise you and/or confirm as follows:

1.	The Lease Term shall commence on or has commenced on ______________ for a term of __________________ ending on __________________.

2.	Rent commenced to accrue on __________________, in the amount of ________________.

3.
If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment.  Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

4.	Your rent checks should be made payable to __________________ at ___________________.

5.	The exact number of rentable/usable square feet within the Premises is ____________ square feet.

EXHIBIT C

1

6.	Tenant's Share as adjusted based upon the exact number of usable square feet within the Premises is ________%.

"Landlord": ________________________________, a _______________________________ By: _____________________________ Its: _________________________
Agreed to and Accepted as of ____________, 200__. "Tenant": _________________________ a ________________________ By: _____________________________ Its: _________________________

EXHIBIT C

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EXHIBIT D

INNOVATION CORPORATE CENTER

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations.  Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the  Project.  In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1.   Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight.  Landlord will not be responsible for loss of or damage to any such safe or property in any case.  Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

2.   The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord.  Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

3.   No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord.  Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

4.   The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein.  The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

5.   Tenant shall not overload the floor of the Premises.

6.   Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline, explosive material, corrosive material, material capable of emitting toxic fumes, or other inflammable or combustible fluid chemical, substitute or material.  Tenant shall provide material safety data sheets for any Hazardous Material used or kept on the Premises.

7.   Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way.  Tenant shall not throw anything out of doors, windows or skylights or down passageways.

EXHIBIT D

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8.     Tenant shall not bring into or keep within the Building or the Premises any animals, birds, aquariums, or, except in Project areas designated by Landlord, store bicycles or other vehicles.

9.     No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes.  Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

10.   The Premises shall not be used for manufacturing or for the storage of merchandise unless, and except to the extent, such manufacturing or storage may be incidental to the use of the Premises provided for in the Summary.  Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord.  Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

11.   Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

12.   Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.  Furthermore, in no event shall Tenant, its employees or agents smoke tobacco products within the Building or within seventy-five feet (75') of any entrance into the Building or into any other Project building.

13.   Tenant shall store all its trash and garbage within the interior of the Premises.  No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in San Diego, California without violation of any law or ordinance governing such disposal.  All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.  If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith, at Tenant's expense, cause the Premises to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

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2

14.   Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

15.   No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard drapes.  All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord.  Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord.  Tenant shall be responsible for any damage to the window film on the exterior windows of the Premises and shall promptly repair any such damage at Tenant's sole cost and expense.  Tenant shall keep its window coverings closed during any period of the day when the sun is shining directly on the windows of the Premises.  Prior to leaving the Premises for the day, Tenant shall draw or lower window coverings and extinguish all lights.  Tenant shall abide by Landlord's regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building Common Areas.

16.   The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

17.   Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

18.   Tenant must comply with any applicable "NO-SMOKING" ordinance of the State of California, County of San Diego and/or City of San Diego.  If Tenant is required under the ordinance to adopt a written smoking policy, a copy of said policy shall be on file in the office of the Building.

19.   Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project.  Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof.  Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences.  Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

20.   No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

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21.   No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

22.   Tenant shall install and maintain, at Tenant's sole cost and expense, an adequate, visibly marked and properly operational fire extinguisher next to any duplicating or photocopying machines or similar heat producing equipment, which may or may not contain combustible material, in the Premises.

23.   Fitness Center Rules.  Tenant shall cause its employees (whether users or prospective users of the Fitness Center) to comply with the following Fitness Center rules and regulations (subject to change from time to time as Landlord may solely determine):

A.    Use of the Fitness Center is open to the employees of Tenant employed at the Project.  No guests will be permitted to use the Fitness Center without the prior written consent of Landlord or Landlord’s representative.

B.     The Fitness Center shall be open during the hours of 6:00 A.M. to 8:00 P.M. Monday through Friday and from 8:00 A.M. to 1:00 P.M. on Saturday.  The Fitness Center shall be closed on Sunday and on Holidays.  Fitness Center Users are not allowed to be in the Fitness Center other than the hours set forth herein.

C.     All Fitness Center Users must execute Landlord’s standard waiver of liability and Release form prior to use of the Fitness Center and agree to all terms and conditions outlined therein.

D.     All Fitness Center Users shall use the Fitness Center and exercise at their own risk.

E.     Those Fitness Center Users with medical conditions such as high blood pressure, heart disease, respiratory problems or any other conditions or situations which may make any form of exercise dangerous to one’s health, such as pregnancy or medication(s), must consult with and receive consent from their physician prior to joining the Fitness Center and/or prior to using the Fitness Center.

F.     If any Fitness Center User feels faint, dizzy, sick, experiences pain and/or has difficulty breathing while using the Fitness Center, such Fitness Center User shall immediately stop what he/she is doing and cool down.  In the event such Fitness Center User does not feel better, he/she shall call 911 for assistance.

G.     Fitness Center Users are required to read the equipment instructions provided before operating the exercise/weight equipment.  In the event a Fitness Center User notices any faulty or malfunctioning equipment, hazardous conditions, situations, safety concerns, or feels uncomfortable while using the Fitness Center for any reason, such Fitness Center User shall report the situation to Landlord’s property manager or building staff personnel immediately.

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H.     Keycards to the Fitness Center shall not be shared and shall only be used by the individual to whom such keycard was issued.  Failure to abide by this rule shall result in immediate termination of such Fitness Center User’s right to use the Fitness Center.

J.      Fitness Center Users agree to keep the Fitness Center in a neat and orderly fashion, including, but not limited to, wiping off all equipment after having completed use.

K.     Fitness Center Users shall not store anything in the Fitness Center, except to the extent temporarily stored in the locker rooms during the Fitness Center Users’ use of the Fitness Center.

L.     Dress Code.  Appropriate exercise attire is required to be worn in the Fitness Center at all times.  Gym clothes are not to be worn outside of the Fitness Center area.

M.    All personal articles are to be removed upon completion of the Fitness Center User’s workout.

N.     Landlord expressly prohibits any children inside of the Fitness Center at any time.

O.     No alcoholic beverages or glassware are allowed in or around the Fitness Center.

P.     Fitness Center Users agree that any infringement of any of the above rules or subsequent rules or regulations which Landlord may from time to time establish shall serve as grounds for cancellation of such Fitness Center User’s membership at Landlord’s sole option.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein.  Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the  Project.  Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT D

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EXHIBIT E

INNOVATION CORPORATE CENTER

FORM OF TENANT'S ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Office Lease (the "Lease") made and entered into as of ___________, 200   by and between _______________ as Landlord, and the undersigned as Tenant, for Premises on the ______________ floor(s) of the office building located at ______________, _______________, California ____________, certifies as follows:

1.   Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto.  The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2.   The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on __________, and the Lease Term expires on ___________, and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

3.   Base Rent became payable on ____________.

4.   The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5.   Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6.   Tenant shall not modify the documents contained in Exhibit A without the prior written consent of Landlord's mortgagee.

7.   All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through ___________.  The current monthly installment of Base Rent is $_____________________.

8.   To the undersigned's knowledge, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.  In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.

9.   No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

EXHIBIT E

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10.   To the undersigned's knowledge, as of the date hereof, there are no existing defenses or offsets, or, to the undersigned's knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

11.   If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

12.   There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

13.   To the undersigned's knowledge, other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

14.   To the undersigned's knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at ______________ on the ____ day of ___________, 200  .

"Tenant":
________________________________,
a _______________________________

By: _____________________________
         Its: _________________________

By: _____________________________
         Its: _________________________

EXHIBIT E

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EXHIBIT F

INNOVATION CORPORATE CENTER

INTENTIONALLY OMITTED

EXHIBIT F

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EXHIBIT G

INNOVATION CORPORATE CENTER

PROJECT'S SIGNAGE CRITERIA

3.4

DESIGN GUIDELINES FOR
TRW BUSINESS PARK

Prepared for:

City of San Diego
Planning Department
202 "C" Street
San Diego, CA 92101

Prepared by:

HCH Partners
4877 Viewridge Avenue
San Diego, CA 92123

October 20, 1992

EXHIBIT G

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VI. PROJECT SIGN GUIDELINES

The TRW Planned Industrial development is within the Carmel Mountain Ranch Special Sign District. A Comprehensive system of signage, both permanent and temporary, has been developed and published. This system is articulated in the Carmel Mountain Ranch Special Sign District Guidelines, as amended. The CMR guidelines exceed City regulations limiting the sizes of "overbearing" and "out of balance" permanent signage. As such, these guidelines supersede the provisions and restrictions of the City-wide sign regulations. The guidelines are available from the Master Developer or TRW.

The following is an excerpt from the guidelines regarding industrial signage:

Ground signs should have low, horizontal configurations and utilize materials and finishes which harmonize with the landscape of the area. Wall signs should utilize, to some degree, the materials and colors found in the associated building facade, especially the use of stone, masonry or artificial rock, so that a strong relationship between signage and the architectural elements of the building is established.

Lighting for signage, if required, shall be accomplished by front illumination. Fixtures shall be concealed and lamps selected so that the quality of light matches the other lighting area.

A. Identification Signs

1. Single User Projects

   Identification signs for Single-User projects (i.e. buildings with a maximum of two users) shall be ground type only. All signs shall be limited to 40 square feet of copy area and 4 feet maximum height. An Identification Sign shall be allowed at one location on each single-user project site preferred at the principal site entrance.

   a. Site Entrance Identification Sign (Project I.D.)

      A maximum of one (1) sign shall be allowed per principal site entrance. Signs may be single or double-faced, and shall be either parallel or perpendicular to the street. Copy shall be limited to the name of the occupant(s), the symbol or logo which identifies the occupant, and the CMR logo. A maximum of two occupant names shall be displayed on a Site Entrance Identification Sign.

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b. Building Entry Identification Signs

A secondary identification monument sign may be located near the front door or walkway and oriented to the parking lot. Copy shall be limited to the name and logo of the occupant.

Single-user identification signage shall be consistent with the materials and with the design of other project signage. All limitations relating to projects entry signs regarding the height of signs and lettering shall apply.

2. Multi-User Projects

One sign shall be allowed per principal entrance. Signs shall be ground type only and may be either single or double faced. All Project Identification Signs for multi-user buildings shall have the same dimensions, and in no case shall they exceed 5 feet in maximum overall height. Copy shall be limited to the name of the project. Copy area shall not exceed 40 square feet.

Multi-user identification signage shall be consistent with the material and sign types considered acceptable for industrial areas.

B. Tenant Identification Signs for Mult-User Projects

Multi-user tenant identification signage should be integrated as part of the "family of signs" established for the site. Signs may be either wall or ground type.

One wall sign shall be allowed per tenant. Wall signs should be located near the main doorway or main entrance to the building and oriented toward the parking area. Signs shall be placed so as not to interrupt the building's architectural lines and details and should fit comfortably into the visual space selected for the signing. The maximum gross area of wall signs shall not exceed 12 square feet in area and a maximum of 4 feet in height.

One single-faced ground sign shall be allowed per principal building entrance. These signs are not intended to be visible from the street and should be located near doors and entry ways facing parking or pedestrian areas. Signs shall not exceed 4 feet in maximum height and 12 square feet in copy area.

Copy for both wall and ground type multi-tenant identification signs shall be limited to the suite number, the name of the user, and their logo. Signage shall be consistent in terms of design, color, sizes and locations.

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C. **Address Signs**

All industrial projects shall have one (1) Carmel Mountain Ranch Address Monument located on each street frontage; signs shall conform to the criteria for the Standard Carmel Mountain Ranch Address Monument, as outlined in the Overall Permanent Sign Criteria for Address Signs.

D. **Secondary Site Signs**

All Secondary Site Signs shall conform to the provisions outlines for Secondary Site Signs in the Overall Permanent Sign Criteria (See page 54 of Appendix A, Carmel Mountain Ranch Design Guidelines).

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EXHIBIT F

FORM OF LETTER OF CREDIT

(Letterhead of a money center bank
acceptable to the Landlord)

FAX NO. [(___) ___-____] SWIFT: [Insert No., if any]	[Insert Bank Name And Address]
DATE OF ISSUE: _____________________
BENEFICIARY: [Insert Beneficiary Name And Address]	APPLICANT: [Insert Applicant Name And Address]
LETTER OF CREDIT NO. _________
EXPIRATION DATE: ____________ AT OUR COUNTERS	AMOUNT AVAILABLE: USD[Insert Dollar Amount] (U.S. DOLLARS [Insert Dollar Amount])

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. ___________ IN YOUR FAVOR FOR THE ACCOUNT OF [Insert Tenant's Name], A [Insert Entity Type], UP TO THE AGGREGATE AMOUNT OF USD[Insert Dollar Amount] ([Insert Dollar Amount] U.S. DOLLARS) EFFECTIVE IMMEDIATELY AND EXPIRING ON    (Expiration Date)   AVAILABLE BY PAYMENT UPON PRESENTATION OF YOUR DRAFT AT SIGHT DRAWN ON [Insert Bank Name] WHEN ACCOMPANIED BY THE FOLLOWING DOCUMENT(S):
1.           THE ORIGINAL OF THIS IRREVOCABLE STANDBY LETTER OF CREDIT AND AMENDMENT(S), IF ANY.
2.           BENEFICIARY'S SIGNED STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE OF [Insert Landlord's Name], A [Insert Entity Type] ("LANDLORD") STATING THE FOLLOWING:

"THE UNDERSIGNED HEREBY CERTIFIES THAT THE LANDLORD, EITHER (A) UNDER THE LEASE (DEFINED BELOW), OR (B) AS A RESULT OF THE TERMINATION OF SUCH LEASE,  HAS THE RIGHT TO DRAW DOWN THE AMOUNT OF USD IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE "LEASE"), OR SUCH AMOUNT CONSTITUTES DAMAGES OWING BY THE TENANT UNDER SUCH LEASE TO BENEFICIARY RESULTING FROM THE BREACH OF SUCH LEASE BY THE TENANT THEREUNDER, AND SUCH AMOUNT REMAINS UNPAID AT THE TIME OF THIS DRAWING."

EXHIBIT F

1

OR

"THE UNDERSIGNED HEREBY CERTIFIES THAT WE HAVE RECEIVED A WRITTEN NOTICE OF [Insert Bank Name]'S ELECTION NOT TO EXTEND ITS STANDBY LETTER OF CREDIT NO. ___________ AND HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT WITHIN AT LEAST SIXTY (60) DAYS PRIOR TO THE PRESENT EXPIRATION DATE."

OR

"THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. ___________ AS THE RESULT OF THE FILING OF A VOLUNTARY PETITION UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE BY THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE "LEASE"), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING."

OR

"THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. ___________ AS THE RESULT OF AN INVOLUNTARY PETITION HAVING BEEN FILED UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE AGAINST THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE "LEASE"), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING."

SPECIAL CONDITIONS:

PARTIAL DRAWINGS AND MULTIPLE PRESENTATIONS MAY BE MADE UNDER THIS STANDBY LETTER OF CREDIT, PROVIDED, HOWEVER, THAT EACH SUCH DEMAND THAT IS PAID BY US SHALL REDUCE THE AMOUNT AVAILABLE UNDER THIS STANDBY LETTER OF CREDIT.

ALL INFORMATION REQUIRED WHETHER INDICATED BY BLANKS, BRACKETS OR OTHERWISE, MUST BE COMPLETED AT THE TIME OF DRAWING.  [Please Provide The Required Forms For Review, And Attach As Schedules To The Letter Of Credit.]

ALL SIGNATURES MUST BE MANUALLY EXECUTED IN ORIGINALS.

ALL BANKING CHARGES ARE FOR THE APPLICANT'S ACCOUNT.

EXHIBIT F

2

IT IS A CONDITION OF THIS STANDBY LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR A PERIOD OF ONE YEAR  FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE EXPIRATION DATE WE SEND YOU NOTICE BY NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE THAT WE ELECT NOT TO EXTEND THIS LETTER OF CREDIT FOR ANY SUCH ADDITIONAL PERIOD.  SAID NOTICE WILL BE SENT TO THE ADDRESS INDICATED ABOVE, UNLESS A CHANGE OF ADDRESS IS OTHERWISE NOTIFIED BY YOU TO US IN WRITING BY RECEIPTED MAIL OR COURIER. ANY NOTICE TO US WILL BE DEEMED EFFECTIVE ONLY UPON ACTUAL RECEIPT BY US AT OUR DESIGNATED OFFICE.  IN NO EVENT, AND WITHOUT FURTHER NOTICE FROM OURSELVES, SHALL THE EXPIRATION DATE BE EXTENDED BEYOND A FINAL EXPIRATION DATE OF ___(120 days from the Lease Expiration Date.

THIS LETTER OF CREDIT MAY BE TRANSFERRED SUCCESSIVELY IN WHOLE OR IN PART ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF A NOMINATED TRANSFEREE ("TRANSFEREE"), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE IS IN COMPLIANCE WITH ALL APPLICABLE U.S. LAWS AND REGULATIONS.  AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S) IF ANY, MUST BE SURRENDERED TO US TOGETHER WITH OUR TRANSFER FORM (AVAILABLE UPON REQUEST) AND PAYMENT OF OUR CUSTOMARY TRANSFER FEES BY APPLICANT.  IN CASE OF ANY TRANSFER UNDER THIS LETTER OF CREDIT, THE DRAFT AND ANY REQUIRED STATEMENT MUST BE EXECUTED BY THE TRANSFEREE AND WHERE THE BENEFICIARY'S NAME APPEARS WITHIN THIS STANDBY LETTER OF CREDIT, THE TRANSFEREE'S NAME IS AUTOMATICALLY SUBSTITUTED THEREFOR.

ALL DRAFTS REQUIRED UNDER THIS STANDBY LETTER OF CREDIT MUST BE MARKED: ''DRAWN UNDER [Insert Bank Name] STANDBY LETTER OF CREDIT NO. ___________."

WE HEREBY AGREE WITH YOU THAT IF DRAFTS ARE PRESENTED TO [Insert Bank Name] UNDER THIS LETTER OF CREDIT AT OR PRIOR TO [Insert Time – (e.g., 11:00 AM)], ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS PRESENTED CONFORM TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE SUCCEEDING BUSINESS DAY.  IF DRAFTS ARE PRESENTED TO [Insert Bank Name] UNDER THIS LETTER OF CREDIT AFTER [Insert Time – (e.g., 11:00 AM)], ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS CONFORM WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE SECOND SUCCEEDING BUSINESS DAY.  AS USED IN THIS LETTER OF CREDIT, "BUSINESS DAY" SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN THE STATE OF CALIFORNIA ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE.  IF THE EXPIRATION DATE FOR THIS LETTER OF CREDIT SHALL EVER FALL ON A DAY WHICH IS NOT A BUSINESS DAY THEN SUCH EXPIRATION DATE SHALL AUTOMATICALLY BE EXTENDED TO THE DATE WHICH IS THE NEXT BUSINESS DAY.

EXHIBIT F

3

PRESENTATION OF A DRAWING UNDER THIS LETTER OF CREDIT MAY BE MADE ON OR PRIOR TO THE THEN CURRENT EXPIRATION DATE HEREOF BY HAND DELIVERY, COURIER SERVICE, OVERNIGHT MAIL, OR FACSIMILE.  PRESENTATION BY FACSIMILE TRANSMISSION SHALL BE BY TRANSMISSION OF THE ABOVE REQUIRED SIGHT DRAFT DRAWN ON US TOGETHER WITH THIS LETTER OF CREDIT TO OUR FACSIMILE NUMBER, [Insert Fax Number – (___) ___-____], ATTENTION:  [Insert Appropriate Recipient], WITH TELEPHONIC CONFIRMATION OF OUR RECEIPT OF SUCH FACSIMILE TRANSMISSION AT OUR TELEPHONE NUMBER [Insert Telephone Number – (___) ___-____] OR TO SUCH OTHER FACSIMILE OR TELEPHONE NUMBERS, AS TO WHICH YOU HAVE RECEIVED WRITTEN NOTICE FROM US AS BEING THE APPLICABLE SUCH NUMBER.  WE AGREE TO NOTIFY YOU IN WRITING, BY NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE, OF ANY CHANGE IN SUCH DIRECTION.  ANY FACSIMILE PRESENTATION PURSUANT TO THIS PARAGRAPH SHALL ALSO STATE THEREON THAT THE ORIGINAL OF SUCH SIGHT DRAFT AND LETTER OF CREDIT ARE BEING REMITTED, FOR DELIVERY ON THE NEXT BUSINESS DAY, TO [Insert Bank Name] AT THE APPLICABLE ADDRESS FOR PRESENTMENT PURSUANT TO THE PARAGRAPH FOLLOWING THIS ONE.

WE HEREBY ENGAGE WITH YOU THAT ALL DOCUMENT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS STANDBY LETTER OF CREDIT WILL BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT AT OUR OFFICE LOCATED AT [Insert Bank Name], [Insert Bank Address], ATTN: [Insert Appropriate Recipient], ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT,        (Expiration Date)      .

IN THE EVENT THAT THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT IS LOST, STOLEN, MUTILATED, OR OTHERWISE DESTROYED, WE HEREBY AGREE TO ISSUE A DUPLICATE ORIGINAL HEREOF UPON RECEIPT OF A WRITTEN REQUEST FROM YOU AND A CERTIFICATION BY YOU (PURPORTEDLY SIGNED BY YOUR AUTHORIZED REPRESENTATIVE) OF THE LOSS, THEFT, MUTILATION, OR OTHER DESTRUCTION OF THE ORIGINAL HEREOF.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS STANDBY LETTER OF CREDIT IS SUBJECT TO THE "INTERNATIONAL STANDBY PRACTICES" (ISP 98) INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 590).

Very truly yours,
(Name of Issuing Bank)
By: ___________________________

EXHIBIT F

4

INDEX

Page(s)

Accountant	22
Actual Cost	25
ADA	5
Additional Rent	12
Alterations	27
Applicable Laws	54
Bank Prime Loan	55
Base Building	29
Base Rent	11
Base Rent Abatement Periods	12
Base Rent Phase-In Amount	12
Base Rent Phase-In Periods	12
Bidding Contractors	5
bona-fide third-party offer	7
Brokers	62
BS Exception	27
Building	16
Building Structure	27
Building Systems	27
Common Areas	6
Comparable Buildings	18
Control	44
Cosmetic Alterations	28
Damage Termination Date	37
Damage Termination Notice	37
Direct Expenses	13
EBITDA	71
Environmental Laws	65
Expense Year	13
First Refusal Notice	7
First Refusal Space	7
First Refusal Space Amendment	8
First Refusal Space Commencement Date	9
First Refusal Space Expiration Date	9
First Refusal Space Lease	8
First Refusal Space Rent	8
Force Majeure	60
Hazardous Material(s)	65
Initial AH HVAC Charge	25
Interest Rate	55
Landlord	1
Landlord Parties	31
Landlord Repair Notice	36
L-C	68

(i)

Page(s)

L-C Amount	68
Lease	1
Lease Commencement Date	9
Lease Expiration Date	9
Lease Term	9
Lease Year	10
Lines	64
Mail	60
Nondisturbance Agreement	46
Notices	60
Objectionable Name	54
Operating Expenses	13
Original Improvements	33
Original Tenant	7
Permitted Transferee	44
Permitted Use	2
Premises	5
Project	6
Project Common Areas	6
Project Sign Criteria	52
Proposition 13	18
Recapture Notice	42
Refusal Space Lease Term	9
Renovations	63
Rent	12
Required Thresholds	71
Review Period	22
Security Deposit	50
Sign Specifications	52
Storage Space	67
Subject Space	40
Summary	1
Superior Right Holders	8
Tax Expenses	18
TCCs	5
Tenant	1
Tenant's Share	20
Third Party Contractor	35
Third Party Lease	8
Third Party Tenant	8
Transfer	43
Transfer Notice	40
Transfer Premium	42
Transferee	40
Transfers	40
Work Letter	5

(ii)